Exhibit (10)KK
CONFIDENTIAL TREATMENT REQUESTED
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

PHARMACY OPERATING AGREEMENT

BETWEEN

TARGET CORPORATION
AND

CVS PHARMACY, INC.

EXECUTION VERSION

PHARMACY OPERATING AGREEMENT
THIS PHARMACY OPERATING AGREEMENT is made as of December 16, 2015 (the “Effective Date”), between Target Corporation, a Minnesota corporation (“Target”), and CVS Pharmacy, Inc., a Rhode Island corporation (“CVS”).
RECITALS
WHEREAS, Target operates retail stores which sell a broad assortment of general merchandise, including but not limited to apparel, electronics, beauty and personal care products, sporting goods, home goods and groceries, as well as providing various services to the general public;
WHEREAS, CVS operates retail pharmacies and drugstores nationally;
WHEREAS, on the date hereof, CVS, and/or its Affiliates acquired certain of Target’s pharmacy assets and MinuteClinic, L.L.C. (together with its owned and/or managed entities, “MinuteClinic”), an Affiliate of CVS, acquired certain of Target’s retail healthcare clinic assets (the “Acquisition”) pursuant to the Asset Purchase Agreement (as defined herein);
WHEREAS, in connection with the Acquisition, Target and CVS agreed that CVS will operate Pharmacies in certain Stores, and in connection therewith, Target has agreed to grant to CVS, and CVS has agreed to accept, either (i) a License to operate retail pharmacies at certain Stores on the terms and conditions set forth in this Agreement and the Pharmacy Master License Agreement entered into simultaneously herewith (as the same may be amended, modified or supplemented from time to time, the “Pharmacy Master License Agreement”), or (ii) a Lease to operate retail pharmacies at certain Stores on the terms and conditions set forth in this Agreement and the Pharmacy Master Lease Agreement entered into simultaneously herewith (as the same may be amended, modified or supplemented from time to time, the “Pharmacy Master Lease Agreement”);
WHEREAS, the Parties agree that all Pharmacy Spaces (as defined herein) shall be licensed to CVS, except to the extent a Governmental Entity has required that a Pharmacy Space be leased to CVS or as required by Law;
WHEREAS, in connection with the Acquisition, Target and MinuteClinic, L.L.C. are entering into that certain Clinic Operating Agreement (as the same may be amended, modified or supplemented from time to time, the “Clinic Operating Agreement”) simultaneously with the execution of this Agreement; and
WHEREAS, in addition to the agreements contained in the Master Occupancy Agreement, Target and CVS desire to memorialize their agreements related to the operation of the Pharmacies within the Stores, the opening and closing of Stores, the conduct of employees, signage, Intellectual Property, access to Stores and records and other operational matters, all as more particularly set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

1.    Definitions. The following terms shall have the meanings set forth below:
1.1    Acquisition. Shall have the meaning specified in the Recitals of this Agreement.
1.2    Affiliate or Affiliates. With respect to any Person, any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
1.3    Agreement. This Pharmacy Operating Agreement and all Exhibits, Attachments and Schedules hereto, as may be amended from time to time.
1.4    AHLA. Shall have the meaning specified in Section 25.17 of this Agreement.
1.5    Annual Forecast Plan. Shall have the meaning specified in Section 4.1 of this Agreement.
1.6    Applicable Rate. A measure of Target’s blended actual cost of payment acceptance (calculated using volume weighted tender penetration applied to the underlying cost of payment processing (e.g., processing fees, interchange and chargebacks) of each respective tender) for the prior twelve month period.  As of the Effective Date, the Applicable Rate shall be [*]%.
1.7    Asset Purchase Agreement. That certain Asset Purchase Agreement, dated as of June 12, 2015, between CVS and Target, as amended, restated, supplemented or otherwise modified.
1.8    Background Intellectual Property. Shall have the meaning specified in Section 14.1 of this Agreement.
1.9    Bankruptcy Event. Shall have the meaning specified in Section 18.5 of this Agreement.
1.10    Business Associate Agreement. The Business Associate Agreement, dated as of the date hereof, entered into by and between CVS and Target.
1.11    Business Day. A day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in Minneapolis, Minnesota.
1.12    Change of Control. Shall have the meaning specified in Section 18.4 of this Agreement.
1.13    Change of Control Outlet. Shall have the meaning specified in Section 18.4(b) of this Agreement.
1.14    Clinic Operating Agreement. Shall have the meaning specified in the Recitals of this Agreement.

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1.15    Common Areas. Shall have the meaning specified in the Pharmacy Master License Agreement or Pharmacy Master Lease Agreement, as applicable.
1.16    Confidential Information. Shall have the meaning specified in Section 21.1 of this Agreement.
1.17    Confidential Patient Information. Any personally identifiable information relating to CVS’s Patients or customers or prospective Patients or customers including, but not limited to, names, addresses, telephone numbers, social security numbers, driver’s license numbers, credit card information, location information, IP addresses or other device identifiers, account information, credit information, demographic information, and any other information that, either alone or in combination with other data, could provide information specific to a particular person.
1.18    Consultant. Shall have the meaning specified in Section 8.11(a) of this Agreement.
1.19    Control, Controlling or Controlled by. With respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise.
1.20    CVS. Shall have the meaning specified in the first paragraph of this Agreement.
1.21    CVS Change of Control Outlet. Shall have the meaning specified in Section 18.4(b) of this Agreement.
1.22    CVS Identification. Shall have the meaning specified in Section 13.3 of this Agreement.
1.23    CVS Indemnified Parties. Shall have the meaning specified in Section 17.2 of this Agreement.
1.24    CVS Operating Standard. The operation of a pharmacy consistent in all material respects with the custom and practice of pharmacies operated by CVS’s retail pharmacies not located in the Stores that are similar in type to the Pharmacy (and taking into consideration the market area of the Pharmacy).
1.25    CVS Plans and Specs. Shall have the meaning specified in Section 4.2(b) of this Agreement.
1.26    CVS Products. The following products are CVS Products: (a) pharmaceutical products that are only available for purchase pursuant to a prescription and must be dispensed by a pharmacist or other licensed healthcare professional; (b) except for Exception OTC Products, over-the-counter (“OTC”) products, skin care and other products for which a third party commercial or government program payor reimburses CVS and that CVS procures through its own distribution and supply chain network; (c)

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Exception OTC Products to the extent provided in Section 8.3; (d) pseudoephedrine (PSE) products that are federally listed chemicals as set forth in 21 CFR Section 1310.02(a); and (e) diabetic supplies such as test strips, needles, syringes, meters, and lancets.
1.27    CVS Related Third Party. Shall have the meaning specified in Section 12.3(a) of this Agreement.
1.28    CVS Restricted Competitors. Any or all, including any or all Successors, of [*], and their respective Affiliates.
1.29    CVS Senior Officer. Shall have the meaning specified in Section 7.2 of this Agreement.
1.30    CVS Standards. Shall have the meaning specified in Section 13.3 of this Agreement.
1.31    Effective Date. Shall have the meaning specified in the first paragraph of this Agreement.
1.32    Event. Shall have the meaning specified in Section 18.3(b) of this Agreement.
1.33    Exception OTC Products. Any OTC products regularly bought and sold by Target set forth as an “Exception OTC Product” in the Operating Protocols or added to or removed from the “Exception OTC Product” list in accordance with Section 8.3(b).
1.34    Excluded Products and Services. Any prescription product or service set forth as a “Target Exclusion” in Exhibit A or added to the “Target Exclusion” list in accordance with Section 8.3(c).
1.35    Expanded Space. The Pharmacy Space in any Store that is expanded in size in accordance with the terms of this Agreement.
1.36    Force Majeure Event. Catastrophic acts of terrorism, fire, explosion, earthquake, storm, flood, war, insurrection, riot, acts of God, or any comparable event beyond the reasonable control of the Party seeking to excuse performance under this Agreement.
1.37    GC Report. Shall have the meaning specified in Section 7.5 of this Agreement.
1.38    Governance Committee. Shall have the meaning specified in Section 7.1 of this Agreement.
1.39    Governmental Entity. Any federal, state, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body.

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1.40    Guest. Any consumer, customer or individual who shops within a Store where a Pharmacy is located, which shall not be limited to an individual who receives services at a Pharmacy.
1.41    HIPAA. Shall have the meaning specified in Section 8.1(a) of this Agreement.
1.42    Indemnified Party. Shall have the meaning specified in Section 17.3 of this Agreement.
1.43    Indemnifying Party. Shall have the meaning specified in Section 17.3 of this Agreement.
1.44    Information Security Agreement. The Information Security Agreement, dated as of the date hereof, entered into by and between CVS and Target.
1.45    Intellectual Property. (a) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (collectively, “Trademarks”), (b) inventions and discoveries, whether patentable or not, in any jurisdiction, patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, (c) trade secrets, (d) writings and other works, whether copyrightable or not, in any jurisdiction, (e) database rights, design rights, and privacy rights, and (f) any similar intellectual property or proprietary rights.
1.46    Large Format Store. A Store that is larger than [*] square feet.
1.47    Laws. All federal, state or local laws, statutes, ordinances, codes and regulations, including those regulating pharmacy licenses and Drug Enforcement Administration registrations for operating a Pharmacy, and rules promulgated by the Boards of Pharmacy applicable to a Pharmacy.
1.48    Lease. A lease granted under the Pharmacy Master Lease Agreement for a Pharmacy Space.
1.49    License. A license granted under the Pharmacy Master License Agreement for a Pharmacy Space.
1.50    Losses. Shall have the meaning specified in Section 17.1 of this Agreement.
1.51    Marketing Committee. Shall have the meaning specified in Section 10.1 of this Agreement.
1.52    Master Occupancy Agreement. Shall mean, collectively, the Pharmacy Master License Agreement and the Pharmacy Master Lease Agreement.

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1.53    MinuteClinic. Shall have the meaning specified in the Recitals of this Agreement.
1.54    New Stores. Any new Target store opened by Target or its Affiliate after the Effective Date in which Target desires to include a Pharmacy or any existing Stores as set forth in Section 4.3.
1.55    Occupancy Costs. The amount payable for a Pharmacy Space in accordance with the terms set forth in the Master Occupancy Agreement.
1.56    Operating Protocols. Shall have the meaning specified in Section 3.1 of this Agreement.
1.57    OTC. Shall have the meaning specified in Section 1.26 of this Agreement.
1.58    Parent. Shall have the meaning specified in Section 24.1 of this Agreement.
1.59    Parties. Target and CVS.
1.60    Party. Target or CVS.
1.61    Patient. Any individual who receives Pharmacy Services from one or more of the Pharmacies.
1.62    Payment Processing Services. Access to authorization, acquisition, routing, and processing services for credit, debit and pre-paid card brands, cash, checks, and other product types as may be processed, from time to time, consistent with the Target Operating Standard through the Target POS in a Pharmacy.
1.63    Performance Target. Shall have the meaning specified in Section 8.11(a) of this Agreement.
1.64    Person. Any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity.
1.65    Pharmacist. Each individually licensed pharmacist who is an employee or otherwise retained by CVS to provide the Pharmacy Services on or after the Effective Date.
1.66    Pharmacy. Any retail pharmacy operated by CVS on or after the Effective Date within the Pharmacy Space (under the “CVS/pharmacy,” “Target Pharmacy” or other name reasonably designated by CVS) at the locations set forth in the Master Occupancy Agreement, at which CVS Products are sold and Pharmacy Services are provided. If for any reason CVS manages or services a retail pharmacy in accordance with the arrangements described in Section 3.3 below, such retail pharmacy shall be deemed a Pharmacy for the purposes of this Agreement.
1.67    Pharmacy Master Lease Agreement. Shall have the meaning specified in the Recitals of this Agreement.

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1.68    Pharmacy Master License Agreement. Shall have the meaning specified in the Recitals of this Agreement.
1.69    Pharmacy Personnel. The Pharmacists, Pharmacy Technicians and other employees or contractors retained by CVS to operate the Pharmacies.
1.70    Pharmacy Services. The pharmacy services provided at the Pharmacies by Pharmacy Personnel, including stocking, dispensing and selling CVS Products and Exception OTC Products, medication counseling, lab testing of blood work, product selection counseling, administering immunizations and any cash or prescription drug discount card or copayment assistance programs (e.g., as described in Section 8.5(b)), and any CVS loyalty program (as described in Section 11), and other pharmacy services as permitted by Laws and that are consistent with the CVS Operating Standard; provided that the Pharmacy Services shall not include, and CVS shall be prohibited from providing, the Excluded Products and Services.
1.71    Pharmacy Space. The designated area Leased or Licensed by CVS in a Store as described in a Master Occupancy Agreement. If for any reason CVS manages or services a retail pharmacy in accordance with the arrangements described in Section 3.3 below, the area in which CVS manages or services the retail pharmacy shall be deemed Pharmacy Space for the purposes of this Agreement.
1.72    Pharmacy Technician. Each individual who is employed or retained by CVS as a technician to provide the Pharmacy Services on or after the Effective Date.
1.73    Plans and Specs. Shall have the meaning specified in Section 4.2(b) of this Agreement.
1.74    Post-Period Volume. Shall have the meaning specified in Section 8.11(a) of this Agreement.
1.75    Pre-Period Volume. Shall have the meaning specified in Section 8.11(a) of this Agreement.
1.76    Reconciliation Amount. Shall have the meaning specified in Section 8.4(c) of this Agreement.
1.77    Relocated Space. The Pharmacy Space in any Store that is relocated to an alternate space at the same Store.
1.78    Remodeled Store. The renovation, remodel and/or other capital improvement made by Target in a Store (but not including the Pharmacy Space, except as otherwise provided in Section 4.5).
1.79    Sales Amount. Shall have the meaning specified in Section 8.4(c) of this Agreement.

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1.80    Sales Tax Agreement. The Sales Tax Agreement, dated as of the date hereof, entered into by and between CVS and Target.
1.81    Senior Officers. Shall have the meaning specified in Section 7.2 of this Agreement.
1.82    Shortfall. Shall have the meaning specified in Section 8.11(a) of this Agreement.
1.83    Smaller Format Store. A Store that is [*] square feet or smaller.
1.84    Special Amendments. Shall have the meaning specified in Exhibit B of this Agreement.
1.85    State. Any state or territory of the United States.
1.86    Store. A Target store location within the United States and its territories, including the US Virgin Islands and Puerto Rico, that includes a Pharmacy as of the Effective Date, and those which, subject to the terms and conditions hereof, will include a Pharmacy; provided that a Store at which a Store Closure takes place shall not, as of the date of the Store Closure, be included in the definition of a Store.
1.87    Store Closure. The permanent closure of a Store for any reason or the cessation of operations under the Target brand at that Store.
1.88    Store Growth Group. The Stores existing as of the Effective Date that also exist on the [*] anniversary of the Effective Date (but excluding any Stores in which a Pharmacy has experienced meaningful or extended disruption due to a Force Majeure Event or a relocation pursuant to Section 4.4(a) hereof).
1.89    Successor. Any Person who acquires by purchase, divestiture, merger or otherwise all or substantially all of the stock, assets or business of another Person.
1.90    Target. Shall have the meaning specified in the first paragraph of this Agreement.
1.91    Target Change of Control Outlet. Shall have the meaning specified in Section 18.4(ii)(a) of this Agreement.
1.92    Target Indemnified Parties. Shall have the meaning specified in Section 17.1 of this Agreement.
1.93    Target Identification. Shall have the meaning specified in Section 13.1 of this Agreement.
1.94    Target Operating Standard. The operation of the Stores consistent in all material respects with the custom, practice and standards of Target’s stores.

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1.95    Target Personnel. The employees or contractors retained by Target or its Affiliates to operate the Stores (which shall not include Pharmacy Personnel).
1.96    Target Plans and Specs. Shall have the meaning specified in Section 4.2(a) of this Agreement.
1.97    Target POS. Target’s point of sale terminal and telecommunications system, including hardware and software as more fully described in Section 8.15.
1.98    Target Products. The products, services and merchandise sold by Target at the Stores (which shall not include CVS Products or Pharmacy Services).
1.99    Target Restricted Competitors. Any or all, including any or all Successors, of [*], and their respective Affiliates.
1.100    Target Senior Officer. Shall have the meaning specified in Section 7.2 of this Agreement.
1.101    Trademarks. Shall have the meaning specified in Section 1.45 of this Agreement.
1.102    Transaction. Shall have the meaning specified in Section 15.3(b) of this Agreement.
1.103    Transition Services Agreement. The Transition Services Agreement, dated as of the date hereof, entered into by and between MinuteClinic, CVS and Target.
1.104    Valuation Experts. Shall have the meaning specified in Section 19.1(c) of this Agreement.
2.    Operating Agreement.
2.1    This Operating Agreement sets forth the terms of and governs the relationship between the Parties related to the operation of the Pharmacies within the Stores. To the extent applicable, the terms and provisions set out in this Agreement shall apply to each Pharmacy Space individually.
2.2    During the term of this Agreement, CVS shall operate a Pharmacy and provide Pharmacy Services within each Store and in Target’s headquarters in accordance with the CVS Operating Standard and subject to the other terms, conditions and provisions of this Agreement and any Master Occupancy Agreement (including Section 23(c) thereof). Target shall permit CVS to operate a Pharmacy within each Store and in Target’s headquarters in accordance with the terms of this Agreement and the Master Occupancy Agreement (including Section 23(c) thereof). At the Pharmacies, CVS shall only sell CVS Products and Exception OTC Products and shall only provide Pharmacy Services. In the event that a CVS Operating Standard is in conflict with the express terms of this Agreement

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or the Master Occupancy Agreement, the terms of this Agreement or the Master Occupancy Agreement shall govern.
2.3    Target shall operate the Stores in accordance with the Target Operating Standard and subject to the other terms, conditions and provisions of this Agreement and the Master Occupancy Agreement. In the event that a Target Operating Standard is in conflict with the express terms of this Agreement or the Master Occupancy Agreement, the terms of this Agreement or the Master Occupancy Agreement shall govern.
2.4    CVS shall be entitled to exercise exclusive oversight and control of the Pharmacy operations, the sale of CVS Products and Exception OTC Products, and the provision of Pharmacy Services in each Pharmacy Space, subject to the terms and conditions of this Agreement, any applicable power of attorney and the Master Occupancy Agreement. Target shall retain oversight and control over the Store, including all shared infrastructure, all physical access points and the remainder of the Store, subject to CVS’s rights hereunder and under any applicable power of attorney and the Master Occupancy Agreement.
2.5    The Parties have endeavored to create an agreement that anticipates issues and decisions they shall face together in the future. Inevitably, issues may arise which CVS and Target did not anticipate. The Parties agree that they shall work together in good faith to maintain collaboration between the institutions and agree to discuss any issues of concern, providing written notice to the other and causing their Senior Officers to meet in person to seek to expeditiously resolve any differences.
3.    General Pharmacy Operating Cooperation and Conversion.
3.1    The Parties shall designate a relationship manager for each Party. The relationship managers shall be responsible for developing operating protocols for the Pharmacy, the Pharmacy Personnel and Store teams, as may be amended from time to time (“Operating Protocols”). The Operating Protocols shall include policy and procedures for third party vendor access, after hours access to the Store by Pharmacy Personnel, emergency contact and escalation procedures as well as other matters the Parties mutually agree are necessary and appropriate to facilitate an effective and cooperative day-to-day operating model in accordance with this Agreement and the Master Occupancy Agreement.
3.2    Each Party shall commit sufficient and appropriate personnel and resources to ensure CVS is able to operate the Pharmacies in accordance with the terms of this Agreement as expeditiously as possible following the Effective Date. The Parties intend to have CVS operating all Pharmacies in accordance with the terms of this Agreement within one hundred eighty (180) days of the Effective Date, such time to be tolled for the period between November 15, 2015 through January 15, 2016 to the extent applicable, and specifically CVS shall have completed the following by such date, subject to Target’s compliance in all material respects with the Transition Services Agreement and this Agreement:
(a)    Transitioned to the CVS dispensing system for all Pharmacies;

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(b)    Rebranded all Pharmacies under the trade name “CVS/pharmacy” (or such other name as reasonably designated by CVS), except as provided in Section 3.3 below;
(c)    Obtained all of the necessary state and federal licenses and permits to operate the Pharmacies, excluding any Pharmacies for which such licenses or permits cannot be obtained; and
(d)    Completed all other necessary actions to operate the Pharmacies without the services contemplated in the Transition Services Agreement.
3.3    If for any reason CVS cannot rebrand a retail pharmacy under the name “CVS/pharmacy” but can operate a retail pharmacy under the “Target Pharmacy” name, CVS shall operate the retail pharmacy under the “Target Pharmacy” name and the Parties shall work together in good faith to structure such arrangement to enable CVS to operate the retail pharmacy in a manner [*]. If for any reason CVS cannot operate a retail pharmacy under the “CVS/pharmacy,” “Target Pharmacy” or other name reasonably designated by CVS, the Parties shall work together in good faith to structure an arrangement that would enable CVS [*]. The Parties shall work together in good faith to modify this Agreement or enter into new agreement(s) to reflect the foregoing provisions of this Section 3.3 to the extent necessary.
4.    New Stores, Existing Expansions, Relocations and Closure.
4.1    Planning. On the Effective Date, for the remainder of the calendar year in which the Effective Date occurs and for the next succeeding calendar year, and then on or before October 1 of each subsequent calendar year, Target shall provide CVS with Target’s then-current annual forecast for New Stores, Relocated Spaces, Remodeled Stores and Store Closures, including projected opening, relocation, remodeling and closure/sale dates for the New Stores, Relocated Spaces, Remodeled Stores and Store Closures, respectively (the “Annual Forecast Plan”). Upon receipt of the Annual Forecast Plan, or as otherwise consistent with this Section 4, the Parties’ respective rights and obligations in regard to a New Store, Relocated Space, Remodeled Store and Store Closure shall be governed by the subsequent relevant provisions of this Section 4. CVS acknowledges that the Annual Forecast Plan is Confidential Information.
4.2    New Stores (Pharmacy). Where Target specifies in the Annual Forecast Plan that a Pharmacy is to be included in a New Store, CVS shall, unless explicitly set forth below in this Section 4.2 or as prohibited by Laws or third party restrictions on, or consent rights to, the operation of a pharmacy applicable to and binding upon Target and/or CVS (provided said third party restrictions or consent rights were not created by CVS), open a Pharmacy in each such New Store pursuant to this Agreement and the Master Occupancy Agreement. CVS shall use commercially reasonable efforts to open the Pharmacy in such New Store at

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the same time the New Store opens to the public. Target shall provide CVS with reasonable, periodic notices, updates, information and communications throughout its New Store opening and development process and reasonable access to the New Store so that CVS can properly license and staff the Pharmacy in accordance with said timeline and the terms and conditions of this Agreement. In each New Store that is to include a Pharmacy, the contiguous usable floor space available for the Pharmacy will be no less than required by Law and at least [*] square feet; provided, that (i) in a New Store where Target has commenced construction based on a store layout plan or has otherwise finalized a store layout plan for such New Store on or before the Effective Date, and such store layout plan has been delivered to CVS within thirty (30) days from the Effective Date, the contiguous usable floor space available for the Pharmacy will be as set forth in such layout plan, and (ii) if the New Store is a Smaller Format Store and Target cannot reasonably accommodate [*] square feet of contiguous usable floor space for the Pharmacy in such Store, then the Parties shall cooperate with each other in good faith to determine the space reasonably required by CVS in such Smaller Format Store to operate the Pharmacy and provide the Pharmacy Services; provided further, that in each such New Store that is a Smaller Format Store, the contiguous usable floor space available for the Pharmacy will be no less than required by Law and at least [*] square feet.
(a)    For each New Store where a Pharmacy is to be included, Target shall provide CVS with reasonably detailed information regarding the location of the New Store, the size of the New Store and Pharmacy, a New Store layout plan (which shall include the location of the Pharmacy), signage and site lighting plans (collectively, the “Target Plans and Specs”).
(b)    For each New Store, CVS shall designate for Target which pre-approved prototype designs will apply for the Pharmacy Space, or will provide to Target its detailed plan and specifications for the Pharmacy Space, including without limitation, power and infrastructure requirements (collectively, the “CVS Plans and Specs,” which together with the Target Plans and Specs are known as the “Plans and Specs”).
(c)    Upon delivery of the Target Plans and Specs and the CVS Plans and Specs by each Party to the other Party, the Parties shall meet to discuss the New Store and the Pharmacy to be included in the New Store and shall agree on a build-out time frame for the Pharmacy Space. CVS shall have reasonable access to the New Store at regular periods prior to completion of construction of the Pharmacy. Any Pharmacy opened at a New Store shall be deemed a Pharmacy under this Agreement, and the Master Occupancy Agreement shall be supplemented consistent with its terms.
4.3    Existing Store Pharmacy Additions. Target has provided CVS with a list of all Target stores existing as of the Effective Date that do not have a Pharmacy. The Parties shall work together to jointly determine whether such Target stores are appropriate for the purpose of including a Pharmacy. Any such Target store in which the Parties agree to open a Pharmacy will be treated as a New Store and the notice, access and consultation terms of Section 4.2 shall apply mutatis mutandis.
4.4    Relocation and Expansion.

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(a)    Request by Target for Relocation.
(i)     With respect to any Relocated Spaces, Target shall provide CVS with the Target Plans and Specs and the Parties shall meet to discuss the Relocated Space, including the location, design, size of, and signage for, the Pharmacy in such Relocated Space, and to ensure that the Relocated Space is of a size and configuration that will enable CVS to comply with all Laws at the Relocated Space. The Relocated Space shall be no less favorable to CVS in any material respect than the current Pharmacy Space, taking into account design, size, visibility, store traffic and Guest access. Target shall provide CVS with reasonable, periodic notices, and updates, information and communications throughout the relocation and opening and development process and reasonable access to the Relocated Space that would allow CVS to properly license and staff the Pharmacy in order to open it in accordance with the timeline agreed upon by the Parties and the terms and conditions of this Agreement. Target shall allow for signage that the Pharmacy is still open and operating during the relocation.
(ii)    Target agrees to effect and coordinate any such relocation in a manner that does not cause the Pharmacy to cease operations during its regular operating hours or otherwise impair CVS’s applicable state pharmacy license(s) for the Pharmacy Space. As soon as reasonably practicable after a Pharmacy opens for business in the Relocated Space as set forth above, CVS shall vacate and surrender its previous space in accordance with the terms of the Master Occupancy Agreement. The Relocated Space shall become the Pharmacy Space at the Store for purposes of this Agreement and the Master Occupancy Agreement.
(b)    Request by CVS for Expansion.
(i)    From time to time, upon request and subject to the consent of Target in its sole discretion (except as otherwise provided in Section 4.4(b)(ii)), CVS may expand the size of the Pharmacy Space in a Store, provided that the cost of any such expansion is borne by CVS. Upon reaching such agreement, Target shall, at CVS’s expense, build the Expanded Space to a condition suitable to allow CVS to fit-out the Expanded Space with its furniture, fixtures and equipment. Target shall provide CVS with reasonable, periodic notices, and updates, information and communications throughout the expansion and opening and development process and reasonable access to the Expanded Space that would allow CVS to properly license the Pharmacy in accordance with the timeline agreed upon by the Parties and the terms and conditions of this Agreement. In addition, Target agrees to effect and coordinate any such expansion in a manner that does not cause the Pharmacy to cease operations during its regular operating hours or otherwise impair CVS’s applicable state pharmacy license(s) for the Pharmacy Space. On the opening date of a Pharmacy in the Expanded Space as set forth above, the new Expanded Space shall become the Pharmacy Space at the Store for purposes of this Agreement and the Master Occupancy Agreement. In addition, Target shall allow for, but CVS shall be responsible for the cost of, signage that the Pharmacy is still open and operating during the expansion.
(ii)     If the prescription volume for the Pharmacy in a Smaller Format Store exceeds [*] prescriptions per week, on average, over a continuous six (6) month period,

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and the square footage of that Pharmacy is less than [*] square feet, then at the request of CVS, the Parties shall cooperate with each other in good faith to determine the space reasonably required by CVS to expand the Pharmacy. Consistent with Section 4.4(b)(i), CVS shall bear all costs associated with improving, developing, renovating and/or building the expanded Pharmacy Space pursuant to the foregoing.
4.5    Remodeling of Stores. With respect to any Remodeled Store, Target shall ensure that any renovation or remodeling of the Pharmacy Space in such Remodeled Store does not (i) change the size, configuration or location of the Pharmacy Space (unless agreed to by CVS) or (ii) cause the Pharmacy to cease operations during their regular operating hours or otherwise impair CVS’s applicable state pharmacy license(s) for the Pharmacy Space. In connection with any Remodeled Store, CVS may elect at its cost and expense to remodel and/or renovate the Pharmacy Space in conjunction with the work being performed by Target to the remainder of the Store, provided that if CVS has not committed to such renovation or remodel within ten (10) Business Days after written notice thereof from Target, Target shall have the right to make, upon at least ten (10) Business Days’ notice to CVS and subject to the terms of the Master Occupancy Agreement, the same cosmetic upgrades to the Pharmacy Space, such as painting and flooring, as are being made to the remainder of the Remodeled Store, at Target’s cost and expense and subject to the terms of this Agreement and the Master Occupancy Agreement. Target shall use commercially reasonable efforts to effect any such remodeling and/or renovation so that (a) such remodeling and/or renovation does not obstruct parking spaces needed by Patients to access the Pharmacies, and (b) CVS’s operation of the Pharmacy will not be otherwise unreasonably interfered with, but in no case shall Target be liable for any damages, expenses, or loss or reduction of CVS’s business, sales or profit resulting from such remodeling activity. Target shall allow for reasonable signage that the Pharmacy is still open and operating during any renovation or remodeling.
4.6    Build-Out Obligation.
(a)    Any work in connection with a Pharmacy Space in a New Store, Relocated Space, or Expanded Space pursuant to Sections 4.2, 4.3 and 4.4 shall be performed by Target in accordance with the Plans and Specs and consistent with the Target Operating Standard, and Target shall use or cause to be used substantially the same materials for the Pharmacy Space as those used in the construction of the remainder of the New Store, Relocated Space, or Expanded Space. Target shall be responsible, [*], for (i) obtaining all building, utility, sign, health, sanitation, environmental and other permits, approvals and building licenses (for clarity, not including pharmacy licenses) required for development and construction of each New Store, Relocated Space, or Expanded Space, and (ii) developing and constructing the [*], all consistent with the Target Operating Standard and the Plans and Specs, to a condition suitable to allow CVS to fit-out the Pharmacy Space with its furniture, fixtures and equipment as set forth in Section 4.6(b) below.

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(b)    With regard to any work in connection with a Pharmacy Space in a New Store or Expanded Space (but excluding any Relocated Space, which work shall be the sole responsibility of Target except as otherwise provided herein), CVS shall be solely responsible for [*]. Costs with regard to work in connection with a Remodeled Store shall be incurred by the Parties as set forth in Section 4.5. For all Pharmacies, CVS shall be solely responsible for obtaining all business permits and licenses required for operating the Pharmacy. Any work that does not impact any part of the Store that is not within the Pharmacy Space or otherwise impact the Store infrastructure or utilities shall be performed by CVS using CVS’s vendors as qualified under CVS’s corporate vendor qualification program. To the extent any work impacts any part of the Store that is not within the Pharmacy Space or otherwise impacts the Store infrastructure or utilities, such work shall be performed in accordance with the Master Occupancy Agreement.
4.7    Closure by Target. With respect to Store Closures planned under the Annual Forecast Plan, Target shall have the sole right to determine, whether for business or other reasons, to conduct a Store Closure with respect to one or more Stores containing a Pharmacy, subject to the following terms and conditions:
(a)    Target shall provide CVS with at least three (3) months’ prior written notice of its intent to conduct a Store Closure and shall consult with CVS regarding any such Store Closure to allow for budgeting, asset write-off or transfer, and Patient file transfer.
(b)    Target may have up to [*] ([*]) Store Closures in the net aggregate during a [*] ([*]) year period commencing on the Effective Date. For purposes of calculating [*] ([*]) Store Closures under this Section 4.7(b), any New Stores where a Pharmacy opens during the first [*] ([*]) years after the Effective Date shall be subtracted from the number of Store Closures. If Target has more than [*] ([*]) Store Closures in the net aggregate during such time period, then Target shall pay to CVS, as CVS’s sole remedy under this Section 4.7, $[*] per Store Closure in excess of [*] ([*]) Store Closures, which payment shall be made no later than seventy-five (75) days after the end of the [*] ([*]) year period.
(c)    Subject to the foregoing, upon a Store Closure, the License or Lease for the affected Pharmacy Space will terminate solely with respect to such Pharmacy Space without terminating this Agreement in its entirety, CVS shall cease operations in the Pharmacy Space, subject to Laws (including any applicable notice periods with respect to Patients), and CVS shall remove all of CVS’s equipment, devices, products (including, without limitation, CVS Products), inventory, records and other properties of CVS from the Pharmacies. Subject to Laws, CVS shall have sole discretion with respect to the transition of Patients and pharmacy records upon any Store Closure.

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(d)    Notwithstanding any other provision in this Agreement, on and after the [*] ([*]) anniversary of the Effective Date, upon the minimum notice set forth in Section 4.7(a), Target shall have the right in its sole discretion to conduct Store Closures.
4.8    Improvements by CVS. Target acknowledges that CVS may, at its own cost from time to time, remodel and/or renovate all or part of any Pharmacy in accordance with the CVS Operating Standard and the Master Occupancy Agreement; provided that (i) CVS shall provide at least ten (10) days’ notice to Target if the remodeling and/or renovation does not impact any part of the Store that is not within the Pharmacy Space or otherwise impact the Store infrastructure or utilities, (ii) CVS shall provide at least thirty (30) days’ notice to Target if the remodeling and/or renovation impacts any part of the Store that is not within the Pharmacy Space or otherwise impacts the Store infrastructure or utilities; and (iii) except as otherwise required by Law or at the request of any Governmental Entity, any remodeling and/or renovation that impacts any part of the Store that is not within the Pharmacy Space or Store infrastructure or utilities and is conducted during the period beginning on November 15 of any calendar year and ending on January 15 of the following calendar year shall require the prior written consent of Target, which may be withheld in Target’s sole discretion. Any proposed alterations to any Pharmacy Space shall be subject to, and contingent upon the satisfaction of, the terms and conditions of the applicable Master Occupancy Agreement, including, but not limited to, the engagement of any contractors or vendors to perform such alterations (which shall be a party approved under Target’s corporate vendor qualification program to the extent such alteration impacts any part of the Store that is not within the Pharmacy Space or impacts Store infrastructure or utilities).
5.    Occupancy Costs and Other Payments.
5.1    Occupancy Costs. All payments of the Occupancy Costs due to Target (as adjusted on account of New Stores, Expanded Space, Relocated Space and Store Closures) shall be paid as set forth in the Master Occupancy Agreement.
5.2    Negotiated FMV. Payment of the Occupancy Costs to Target is not intended to be and shall not be interpreted or applied as permitting Target to share in the revenue or benefits of CVS Products or Pharmacy Services, but is the Parties’ negotiated agreement as to the reasonable fair market value of the common area maintenance, utilities and other items or services furnished pursuant to this Agreement and the Master Occupancy Agreement, as the case may be.
5.3    Other Payments. Any other payments due to a Party pursuant to the terms of this Agreement shall be paid as set forth in the applicable Section contemplating such payment or within seventy-five (75) days of receipt of an invoice for such payment, whichever time period is longer.
6.    Signage.
6.1    Subject to any pre-existing limitations at Stores that include a Pharmacy as of the Effective Date, CVS shall have the right to place or erect signage on the interior and exterior of the Stores in which a Pharmacy is located and to install a panel on existing pylon

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signs and ground signs, each with the “CVS/pharmacy” brand (or such other name designated by CVS consistent with Section 3.3), space permitting. Notwithstanding the foregoing, the right to place and erect signage at Stores existing as of the Effective Date shall not enable CVS to alter the size or location of Target’s master branded exterior or pylon signs, and all signs placed or erected by CVS at Stores existing as of the Effective Date shall be consistent with agreed upon co-branding standards determined by the Marketing Committee and subject to Target’s reasonable review; provided that the Parties shall reasonably cooperate with each other in good faith to install or erect signage with the “CVS/pharmacy” brand (or such other name designated by CVS consistent with Section 3.3) in the size and location required by Law.
6.2    All signage referred to herein and the installation thereof shall comply with all Laws. The Parties shall use reasonable commercial efforts to obtain any required consents from third parties, including landlords, in connection with any compliant signage CVS desires to install or erect at the Stores. CVS shall be responsible for all costs of any Pharmacy signage, including installation and maintenance of any Pharmacy signage. CVS shall also be responsible for selecting and retaining a vendor approved under Target’s corporate vendor qualification program in connection with any Pharmacy signage to be installed or erected.
6.3    Notwithstanding the foregoing, with respect to Pharmacy signage to be installed or erected at New Stores, the Parties shall cooperate in good faith and reasonably agree on appropriate signage consistent with agreed upon co-branding standards determined by the Marketing Committee in connection with any new signage being installed or erected at any Store (or at any pylon or ground sign relating to any New Store).
6.4    Notwithstanding the provisions of Section 6.1, CVS shall have no right to place or install any signage on the exterior or interior of Target’s headquarters buildings, provided, however, that CVS shall be permitted to erect signage at the store front of the Pharmacy operated by CVS at Target’s headquarters building, subject to Target’s approval as to the size, location and design of such signage.
7.    Governance Committee.
7.1    The Parties shall create a joint governance committee (the “Governance Committee”) consisting of an equal number of senior officers designated by each Party.  The Governance Committee members appointed by CVS shall have the titles of Executive Vice President, Pharmacy Services; Executive Vice President, Retail Operations; and Senior Vice President, IT Retail Systems. The Governance Committee members appointed by Target shall have the titles of Senior Vice President Merchandising; Senior Vice President Stores; and Vice President Technology. Each Party may replace one or more of its designees with a new designee of equal or senior title or role at any time upon written notice to the other Party. Each Party will promptly fill all of its Governance Committee vacancies as they arise by written notice to the other Party.
7.2    The Governance Committee will discuss business performance and plans, opportunities for future growth of the Pharmacy business, New Stores, customer service

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performance and other matters related to the governance of the relationship under this Agreement, the Clinic Operating Agreement, the Transition Services Agreement, the Master Occupancy Agreement, the Business Associate Agreement, the Information Security Agreement, and the Sales Tax Agreement as requested by any Governance Committee member from time to time. In addition, the Governance Committee will designate and delegate authority to project managers from each Party as necessary to facilitate the day-to-day relationship between the Parties. If the Governance Committee cannot agree on resolution of a material issue under this Agreement, the Clinic Operating Agreement, the Transition Services Agreement, the Master Occupancy Agreement, the Business Associate Agreement, the Information Security Agreement, or the Sales Tax Agreement, the Governance Committee shall request that the President of CVS/pharmacy (“CVS Senior Officer”), and the Chief Merchant of Target Corporation (“Target Senior Officer” and collectively the “Senior Officers”) meet within fourteen (14) days to attempt to resolve the disagreement. In the event of a continuing disagreement following the meeting of the Senior Officers, upon written notice from one Party to the other, the material issue shall be escalated to the Chief Executive Officers of each of CVS and Target for resolution.
7.3    The Governance Committee will meet at least quarterly for the first two (2) years following the Effective Date and at least semi-annually thereafter; provided that if any Governance Committee member requests to meet more frequently, the Governance Committee will meet more frequently, but not more frequently than monthly absent an emergency situation.
7.4    Regular meetings of the Governance Committee shall be held at such place, on such date, and at such time as shall have been established by the Governance Committee, provided that the Governance Committee members shall attempt to select a time that is reasonably convenient for all Governance Committee members to be present at such meeting. Written notice of the place, if any, date, and time of any such meeting shall be given not less than thirty (30) nor more than ninety (90) days before the date on which the meeting is to be held, to each Governance Committee member. The Governance Committee may meet by teleconference or other electronic means through which all participants are able to hear each other. Any Governance Committee member may establish an agenda for a meeting, which shall be provided to the other members in writing in advance of said meeting. The out-of-pocket costs (including travel and lodging) incurred by any Governance Committee member in attending such meeting shall be borne by the Party appointing such member. A member of the Governance Committee may designate an attendee to attend in place of that Governance Committee member for one (1) meeting a year.
7.5    No later than thirty (30) days following the last day of each calendar quarter, with respect to the Pharmacies existing during such calendar quarter, CVS shall provide the Governance Committee with an accounting of the business and customer service performance of the Pharmacies or such other report or information the Governance Committee may reasonably request from time to time, in each case in such form as mutually agreed by the members of the Governance Committee (collectively, a “GC Report”), to be reviewed at the following Governance Committee meeting; provided that CVS shall not

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be required to provide any Confidential Patient Information to the Governance Committee in connection with such GC Report or otherwise. Each GC Report will be accompanied by such supporting documentation as is reasonably requested by the Governance Committee.
8.    Operations.
8.1    Compliance with Laws.
(a)    Compliance with Laws by CVS. CVS shall, at its expense, operate the Pharmacies in compliance in all material respects with any and all Laws applicable to the operation of the Pharmacies. CVS shall obtain and maintain in all material respects any and all permits, licenses and regulatory approvals required in connection with its operation of the Pharmacies. CVS acknowledges that it is a “Covered Entity” as that term is defined under the Health Insurance Portability and Accessibility Act (“HIPAA”) and, as such, is responsible for maintaining the privacy and security of Confidential Patient Information it receives or creates as a result of its operation of Pharmacies. The Parties further agree that to perform the services contemplated in this Agreement, Target may be a Business Associate (as such term is defined in 45 C.F.R. §160.103) if it has access to Protected Health Information (as such term is defined in 45 C.F.R. §160.103). Target has executed a Business Associate Agreement with CVS. Target agrees that it shall use and disclose “protected health information” as defined by HIPAA only as permitted by the Business Associate Agreement.
(b)    Compliance with Laws by Target. Target shall, at its expense, operate the Stores in compliance in all material respects with any and all Laws applicable to the operation of the Stores.
(c)    Chief Compliance Officers. The Chief Compliance Officers of CVS and Target (and their delegates) shall meet at least twice each year during the term of this Agreement at such times and places as agreed to between the Chief Compliance Officers (with additional meetings or reporting as agreed to between the Chief Compliance Officers) to discuss compliance issues and mutual cooperation of the Parties to ensure effective operation of each Party’s respective corporate compliance program.
8.2    Billing for Services. Target shall not be responsible for, and shall have no liability for, billing Federal health care programs or other public or commercial health plans for CVS Products or Pharmacy Services. CVS acknowledges that none of the obligations of Target under this Agreement constitute activities that would make Target a down-stream contractor or delegated entity for purposes of any “Federal health care program” as defined in 42 U.S.C. § 1320a-7b(f). The Parties also acknowledge that Target’s provision of products and/or services under this Agreement does not make the Agreement a covered federal contract for federal contractor affirmative action purposes or create affirmative action obligations pursuant to such regulations (including Executive Order 11246).
8.3    CVS Products and Pharmacy Services.

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(a)    CVS shall sell, dispense, and provide CVS Products (including Exception OTC Products) and Pharmacy Services at the Pharmacies in accordance with the terms and conditions of this Agreement; provided that CVS shall not sell, dispense, or provide Excluded Products and Services or any products or services that are not CVS Products, Exception OTC Products or Pharmacy Services at any Pharmacy.
(b)    Target and CVS have mutually agreed that the items on the “Exception OTC Product” list set forth in the Operating Protocols may be sold by CVS as CVS Products. The CVS staff will requisition such products from the Store pursuant to the process established in the Operating Protocols. Initially, CVS will pay Target a transfer cost of eighty percent (80%) of Target’s retail price for any Exception OTC Product requisitioned and sold as a CVS Product. On an annual basis, CVS and Target will meet to review and update the OTC products sold by CVS as a CVS Product, the Exception OTC Product list and the transfer cost paid for such Exception OTC Products in order to maintain the current economics between the parties. CVS shall not procure Exception OTC Products from its own distribution and supply chain network for the Pharmacies and shall take steps to ensure that Exception OTC Products are systemically blocked from being ordered by the Pharmacies.
(c)    Target may add individual CVS Products or Pharmacy Services to the “Target Exclusion” list set forth in Exhibit A by written notice to CVS; provided that Target may not add a CVS Product or Pharmacy Service to the “Target Exclusion” list if (1) Target dispenses or provides such product or service at any of the Stores as of the Effective Date; or (2) the CVS Product or Pharmacy Service is commonly offered by other drugstores, including, but not limited to, CVS Restricted Competitors, and provided further that Target’s addition of any CVS Product or Pharmacy Service to the “Target Exclusion” list will be subject to approval by the Governance Committee and will not be deemed Excluded Products and Services until approved by the Governance Committee. Pharmacy Services added to the “Target Exclusion” list in accordance with this Section 8.3(c) automatically become Excluded Products and Services.
8.4    Revenue Processing.
(a)    All revenue from the CVS Products sold by, and Pharmacy Services provided by, any Pharmacy shall accrue to CVS. All other revenue from products sold or services performed in any Store, including by any Pharmacy, that are not CVS Products or Pharmacy Services, shall accrue to Target.
(b)    Except as explicitly set forth in the Asset Purchase Agreement, each Party shall, at its expense, pay and discharge all license fees and all business, use, sales, gross receipts, income, property or other applicable taxes which may be charged or levied by reason of any act performed in connection with the operation of its business at or in connection with a Store.
(c)     Target shall wire funds to CVS in an amount equal to the “Reconciliation Amount” by 3:00 p.m. (Eastern Standard Time) on the second Business Day of the week (e.g., on Tuesday if banks are open on Monday or on Wednesday if banks are closed on

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Monday or Tuesday) (each such date, a “Reconciliation Date”). The Reconciliation Amount shall equal the aggregate sales (net of returns), including all applicable sales taxes, in connection with the Pharmacy Services processed and collected through the Target POS from Sunday through Saturday of the preceding week (the “Sales Amount”), minus the Applicable Rate multiplied by the Sales Amount and minus any applicable sales taxes remitted on behalf of CVS by Target pursuant to the Sales Tax Agreement. In addition, on each Reconciliation Date, Target shall transmit to CVS via a mutually agreed upon data transfer method, a file containing all transaction level sales data for each sale that comprises the Sales Amount paid on that Reconciliation Date.   No more than one time in a twelve-month period, Target may notify CVS in writing of changes to the Applicable Rate, including the underlying rationale and the methodology for calculating any such changes. The new Applicable Rate shall go into effect ten (10) Business Days after CVS’s receipt of such notice.
8.5    Pricing.
(a)    Except as provided in Section 8.5(b), CVS shall determine, in its sole discretion and in accordance with the CVS Operating Standard, the prices charged by it to its Patients for Pharmacy Services and CVS Products (including Exception OTC Products) in the Pharmacies.
(b)    As of the Effective Date, CVS shall accept a prescription drug discount card at all Pharmacies that will include a discount generic pharmaceutical product list with $4 and $9 prices for 30 days supply and $10 and $24 prices for 90 days supply.  The initial list of pharmaceutical products covered by the prescription cash discount card program as of the Effective Date shall include the drugs on the Target generic pharmaceutical product list posted on the Target web site as of the date of signing of the Asset Purchase Agreement. CVS shall maintain the prescription cash discount card program at all Pharmacies for at least [*] ([*]) years from the Effective Date. CVS shall have the right, from time to time after the Effective Date, to adapt or modify the cash discount card program in its sole discretion. CVS shall not charge any Guest a membership fee for the prescription cash discount card program.
8.6    Customer Solicitations. CVS shall not solicit Guests in the Common Areas of a Store and shall not promote any products or services other than the Pharmacy Services and CVS Products at the Pharmacies, unless such acts are approved in advance in writing by Target.
8.7    Refuse and Disposal. CVS shall be solely responsible for (i) ensuring CVS Products are disposed of appropriately by the Pharmacies in accordance with applicable Law, (ii) appropriate disposal of all Confidential Patient Information, and medical, hazardous, and environmental wastes that result from providing the Pharmacy Services, and (iii) the costs and execution of any controlled substances takeback programs required by Law. CVS shall qualify the vendors performing any aspect of the foregoing under CVS’s corporate vendor qualification policy and shall have the right to select such vendors in CVS’s sole discretion.

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8.8    CVS Assistance. CVS shall establish reasonable operating procedures to ensure that, at the request of any Guest, Pharmacy Personnel reasonably assist such Guest in identifying appropriate OTC products, skin care, and other Target Products in the Stores that are consistent with managing the Guest’s health.
8.9    Hours. CVS will initially set the operating hours of each Pharmacy operated by CVS as of the Effective Date in accordance with the operating hours of such Pharmacy in place on the Effective Date. CVS will set the operating hours of each Pharmacy in a New Store in accordance with the CVS Operating Standard. CVS shall periodically review the operating hours of each Pharmacy in relation to other pharmacies in the competing market area and CVS may thereafter adjust the operating hours of its Pharmacies, after consultation with, and reasonable written notice to, Target, provided that (i) no Pharmacy may be open earlier or later than the Store in which it is located, and (ii) no Pharmacy will be open on days during which a Store is closed.
8.10    Pharmacy Staffing & Operations. CVS shall use its commercially reasonable efforts to ensure the Pharmacies are staffed and do not cease operations during their regular operating hours. Except with respect to any Force Majeure Event or as otherwise set forth in the Master Occupancy Agreement, in the event that any Pharmacy’s operations are disrupted for more than one (1) day, CVS shall assign appropriate staff from another location to ensure that the Pharmacy in the Store is open for normal Pharmacy operating hours.
8.11    Service Levels.
(a)    Script Growth Performance Target. The Parties will measure the script volume of each of the Pharmacies existing [*] (the “Pre-Period Volume”). On the [*] anniversary of the Effective Date, the Parties will measure the script volume of the Store Growth Group for the twelve month period preceding the [*] (the “Post-Period Volume”). In the event the cumulative growth percentage of the [*] (the “Performance Target”), CVS shall pay to Target $[*] million for each [*] shortfall in the Performance Target, provided that such payment shall not exceed $[*] million in the aggregate. Any such payment shall be made to Target within seventy-five (75) days after the end of such [*] ([*]) year period. Beginning with the [*] anniversary of the Effective Date, CVS agrees that it will plan for business growth at the Pharmacies in a manner that is [*]. In the event (i) the cumulative growth for the previous [*] period in total script volume on a [*] as of each January 1st (commencing after the [*] anniversary of the Effective Date) is less than [*]% of the [*] (based on IMS Health Incorporated listings or a comparable source determined by the Parties in good faith) (the “Shortfall”), and (ii) the Shortfall is more than [*] ([*]) percentage points greater than the shortfall would be if only

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the [*] (as determined above), then CVS shall engage a nationally recognized consulting company (the “Consultant”), at its own cost and expense, to review the Shortfall and recommend how to decrease or eliminate the Shortfall. Target shall have the right to approve the Consultant, which approval shall not be unreasonably withheld, conditioned or delayed, and to receive a copy of the Consultant’s report. As long as the condition described in clause (ii) above continues, CVS shall implement the Consultant's recommendations in the order that CVS determines to be most effective to remediate the condition, provided that they do not require operational or other changes to the Stores (except with respect to the Pharmacies), and shall also dedicate a senior officer to oversee the Consultant’s work and the implementation of the Consultant’s recommendation(s) and to regularly update the Target Senior Officer on the progress of the implementation.
(b)    Patient Contacts/Complaints. Any calls Target receives regarding Patient complaints, whether at Stores or through Target call centers, shall be forwarded to pre-designated CVS call centers. Except for the Target Products sold by any Pharmacy, Target shall not be responsible for, and shall have no liability for, addressing or resolving any Patient complaint with respect to CVS Products or Pharmacy Services sold or provided by the Pharmacies. Standard incident reporting with respect to Pharmacy operations in the Stores will be provided to the Governance Committee in the GC Report. CVS shall notify Target of any complaint CVS receives from any third party in connection with the operation of a Pharmacy that alleges improper, negligent or unlawful conduct by Target or a Target team member.
(c)    Patient Survey. CVS shall survey Patients on a regular basis consistent with the frequency of such Patient surveys administered in CVS’s pharmacies not located in the Stores. CVS and Target shall cooperate with each other to ensure the Patient surveys used at the Pharmacies align with the priorities of both businesses and their Guests. From time to time, the Governance Committee will review the survey to ensure that it continues to meet the priorities of both businesses and their Guests. Target may include questions regarding use of the Pharmacy and satisfaction with Pharmacy Services on its Guest surveys.
8.12    Access to Stores. CVS and its agents and Pharmacy Personnel shall have the right of access to the Pharmacy Space, loading docks and other loading areas of the Store for the purpose of receiving product during hours when the applicable Store is open for business and immediately prior to opening and after closing of the Store as required to perform their duties and pursuant to the Operating Protocols and otherwise in accordance with the Master Occupancy Agreement. If CVS requests access to the Pharmacy Space at such time that no Target Personnel would otherwise be present at the Store, CVS shall only receive such access if Target Personnel are present, and CVS shall reimburse Target for the actual costs incurred by Target to open the Store and for the Target Personnel required to support the foregoing access of CVS. Target shall invoice CVS for such costs, and CVS shall pay Target such costs within seventy-five (75) days of receipt of the invoice.
8.13    Mail. Target shall deliver to CVS, reasonably promptly upon receipt thereof, a copy of all notices, statements or mail (including e-mail) and other communications primarily

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related to the Pharmacies (including communications from customers, suppliers, distributors, agents and others with respect to the Pharmacies).
8.14    Pharmacy Operating and Audit Costs. Except as explicitly set forth herein, CVS shall bear all costs in operating the Pharmacies, including without limitation physical inventories and internal control reports associated with the Pharmacies.
8.15    Payment Processing.
(a)    Point of Sale Equipment and Software. Target shall provide the Target POS utilized in the Pharmacies. Target shall repair and maintain and replace the Target POS as necessary due to normal use. To the extent repairs, maintenance or replacement is due to misuse or damage caused by Pharmacy Personnel, it will be charged to CVS. Furthermore, Target shall facilitate or provide all necessary technical support for the Target POS. If any license is required to access the software within the Target POS, as between CVS and Target, such software shall be deemed to be Background Intellectual Property, and Target grants to CVS a license to such software under the provisions of Section 14.1.
(b)    Payment Processing Services and Policies. Target shall provide Payment Processing Services. CVS shall ensure that (i) no Person other than Pharmacy Personnel utilize the Target POS or engage the Payment Processing Services provided by Target, and (ii) Pharmacy Personnel shall comply with all other applicable terms relating to Payment Processing Services and the Target POS as set forth in Exhibit B and the Transition Services Agreement.
9.    Information Security.
9.1    CVS and Target have executed the Information Security Agreement.
9.2    To the extent either party determines that additional data security measures or system access rights are required in connection with the Pharmacies, the Parties agree to work cooperatively to address such requirements and to use commercially reasonable efforts to reach a mutually agreeable resolution.
10.    Marketing.
10.1     The Parties shall form a committee consisting of an equal number of members with expertise in marketing designated by each Party (the “Marketing Committee”). The Marketing Committee members appointed by CVS shall have the titles of Vice President, Marketing; Vice President, Advertising; and Senior Vice President & Chief Communication Officer. The Marketing Committee members appointed by Target shall have the titles of Vice President Communications; SVP Marketing; and Senior Group Manager, Marketing. Each Party may replace one or more of its designees with a new designee of equal or senior title or role at any time upon written notice to the other Party. Each Party will promptly fill all of its Marketing Committee vacancies as they arise by written notice to the other Party. The Marketing Committee shall meet quarterly, provided that it may meet more often, subject to the mutual agreement of the Parties.

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10.2    The Marketing Committee shall collaborate to prepare advertising, marketing and publicity materials for the purposes of promoting the Parties’ relationship and a “wellness” strategy jointly developed by CVS and Target (and which shall consider marketing efforts regarding MinuteClinic pursuant to its relationship with Target under the Clinic Operating Agreement).
Each Party shall fund $[*] towards a marketing budget during the first year period from the Effective Date, which shall be allocated and funded as determined by the Marketing Committee. The Marketing Committee shall determine the marketing budget commitment of each Party for the second and third years following the Effective Date; provided that the commitment from each Party shall not be less than $[*] in each of those years. Following the [*] year of this Agreement, the marketing budget commitment shall be determined by the Marketing Committee, and each Party shall share equally in all future marketing budget commitments.
10.3    The Marketing Committee shall report periodically to the Governance Committee and shall make its recommendations with respect to design, format, signage, merchandising fixtures, platforms and distribution channels. If the Marketing Committee cannot agree on the marketing budget in future years, the dispute shall be escalated to the Governance Committee.
10.4    The Parties will agree on appropriate references to the other Party and the Parties’ relationship across their websites, apps, and other digital properties. Each Party shall include in the store locator function of its website the ability for website visitors to find all Pharmacy locations. Within a reasonable period after the Effective Date, each Party will launch an updated website incorporating the branding and operation functions mutually agreed upon by the Parties. From time to time, the Parties may jointly determine whether they will develop additional applications for implementation in conjunction with the Parties’ relationship.
10.5    Each Party may use its own customer database to promote its respective business.
11.    Loyalty Programs.
CVS will offer a loyalty program at the Pharmacies. CVS’s loyalty program at the Pharmacies will be consistent with its offering at its pharmacies that are not located in the Stores. CVS will use commercially reasonable efforts and work in good faith to facilitate a Target loyalty program at the Pharmacies at the request of Target; provided that offering such program at the Pharmacies complies with Laws and has been approved by the Governance Committee.
12.    Personnel.
12.1    Employment/Retention by CVS.
(a)    From and after the Effective Date, CVS shall have sole responsibility and exclusive authority for (i) staffing the Pharmacies with Pharmacy Personnel, and (ii) hiring or contracting with, managing, supervising, controlling, directing and assigning work,

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establishing and enforcing hours, shifts and performance and behavior standards, disciplining and terminating, and for compensating and providing benefits and insurance for Pharmacy Personnel and other personnel needed to efficiently operate the Pharmacies. CVS shall be responsible for complying in all material respects with all Laws relating to such employment or retention. CVS will not represent in any manner that Pharmacy Personnel are Target Personnel or take action suggestive in any manner of an employment relationship between Target and Pharmacy Personnel. Target has no right to and shall not impose, decide or effectively recommend any action relating to wages, hours, terms and conditions of employment or discipline or termination of employment or hiring or retention of Pharmacy Personnel.
(b)    Background Check/Job-Related Criminal Conviction. CVS will utilize its customary pre-employment background, criminal, immigration and other checks, meeting applicable Board of Pharmacy requirements.
12.2    Employment/Retention by Target. Target shall have sole responsibility and exclusive authority for hiring or contracting with, managing, supervising, controlling, directing and assigning work, establishing and enforcing hours, shifts and performance and behavior standards, disciplining and terminating, and for compensating and providing benefits and insurance for Target Personnel at the Stores. Target shall be responsible for complying in all material respects with all Laws relating to such employment or retention. Target will not represent in any manner that Target Personnel at the Stores are Pharmacy Personnel or employees of CVS in any capacity or take action suggestive in any manner of an employment relationship between CVS and Target Personnel. CVS has no right to and shall not impose, decide or effectively recommend any action relating to wages, hours, terms and conditions of employment or discipline or termination of employment or hiring or retention of Target Personnel.
12.3    Conduct.
(a)    Target’s Community Solicitations Policy (Use of Store Parking Lots, Sidewalks, Facilities) is attached as Exhibit C. Neither this Agreement, the Master Occupancy Agreement nor the CVS Operating Standard provide CVS with any discretion to modify or violate Target’s Community Solicitations Policy. CVS shall ensure Pharmacy Personnel and any related third party, including but not limited to vendors, service providers, other individuals under CVS control, and any individual or third party accessing the Store in connection with CVS or its Pharmacy Personnel (collectively “CVS Related Third Party”), adhere to Target’s Community Solicitation Policy. If any Pharmacy Personnel or CVS Related Third Party violates the Community Solicitation Policy, CVS shall be responsible for all reasonable out of pocket legal fees and costs incurred by Target in connection with enforcing or defending the enforceability of Target’s Community Solicitations Policy, subject to an annual cap of $1,000,000 (including with respect to any claims made under the corresponding provision of the Clinic Operating Agreement).
(b)    CVS shall also use commercially reasonable efforts to comply with and ensure that its Pharmacy Personnel comply with Target’s policies and rules regarding safety and security, workplace conduct and information security (including policies and rules

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regarding the possession of firearms and weapons, the possession or use of drugs and alcohol, and inappropriate behavior, discrimination and harassment), provided such policies and rules are provided to CVS in writing and a reasonable period for review is provided. CVS shall use commercially reasonable efforts to cause Pharmacy Personnel to follow such reasonable rules and regulations as may from time to time be promulgated by Target, including to park their automobiles in such locations as are designated for such purpose by Target for all Store employees from time to time.
(c)    Notwithstanding the foregoing, and except in cases of conduct that is either illegal or disruptive on the sales floor, Target shall notify CVS of any objectionable conduct or actions of any Pharmacy Personnel that is inconsistent with Target’s policies, and give CVS a reasonable cure period to rectify the conduct or actions that Target finds objectionable. If such conduct or actions continue beyond reasonable written notice to CVS, Target may request that CVS remove such employee promptly after such request is made. Nothing herein shall be construed as permitting or requiring any action that constitutes unlawful retaliation or discrimination for engaging in activities protected by applicable Laws.
(d)    Notwithstanding the foregoing, and except in cases of conduct that is either illegal or disruptive in the Pharmacy, CVS shall notify Target, of any objectionable conduct or actions of any of Target Personnel that is inconsistent with Target’s policies, and give Target a reasonable cure period to rectify the conduct or actions that CVS finds objectionable. If such conduct or actions continue beyond reasonable written notice to Target, CVS may request that Target remove such employee from the vicinity of the Pharmacy Space promptly after such request is made. Nothing herein shall be construed as permitting or requiring any action that constitutes unlawful retaliation or discrimination for engaging in activities protected by applicable Laws.
12.4    Use of Space.
(a)    All Pharmacy Personnel shall be permitted to make use of the Common Areas of a Store provided for Guests, and private lactation rooms, if any, provided for the use of Target Personnel.
(b)     Target shall provide in each Store existing as of the Effective Date reasonable space in a back-office or similarly restricted area to allow CVS to place (at CVS’s cost) at least ten (10) lockers to secure and store items by Pharmacy Personnel. In the alternative, Target may, at its discretion, identify ten (10) lockers currently installed in a back-office or similarly restricted area for use by Pharmacy Personnel. In addition, unless sufficient space exists in the Pharmacy Space, Target shall ensure that a location exists, outside the view of Patients, for CVS to post notices required or recommended by Law to be shown to Pharmacy Personnel.
(c)    Except as otherwise provided in this Section 12.4(c), Pharmacy Personnel shall not be authorized to use the break-rooms provided for the use of Target Personnel. In connection with any New Store that is a Large Format Store, Target shall develop, build and construct, on or prior to the date that CVS begins operating the Pharmacy in such New

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Store, a break-room of at least 150 square feet to be used by Pharmacy Personnel, as reasonably agreed to by the Parties and consistent with the other terms and conditions of Sections 4.2 and 4.6. In connection with any New Store that is a Smaller Format Store, the Parties shall discuss in good faith and mutually agree upon an appropriate break-room space to be used by Pharmacy Personnel, provided that if no other appropriate break room solution for Pharmacy Personnel is agreed to, the break room provided for the use of Target Personnel shall be shared on an alternating schedule to be reasonably agreed to by the Parties such that Target Personnel and Pharmacy Personnel shall not occupy the break room space at the same time. To the extent any break-room space described under this Section 12.4 is dedicated exclusively to Pharmacy Personnel (and, if applicable, Clinic Personnel (as defined in the Clinic Operating Agreement)), the square footage of such break-room space will be deemed to be included in the aggregate square footage of the Pharmacy Space for purposes of calculating Occupancy Costs pursuant to the Master Occupancy Agreement (but not, for the avoidance of doubt, for any of the square footage requirements set forth in Section 4.2 or Section 4.4(b)(ii)).
(d)    At certain Stores, the Parties may agree that it is necessary for CVS to have storage space in a back-room or similarly restricted area. Pharmacy Personnel shall access these storage areas only when accompanied by Target Personnel and pursuant to the Operating Protocols.
(e)     Without limiting the provisions of Section 6, any of Target’s shelf or other fixtured merchandising displays or fixed assets or customer receipts within a Store that is requested by CVS to be utilized to promote the Pharmacies or CVS Products will be made available at Target’s sole discretion and will be reimbursed at rates to be mutually agreed to by CVS and Target.
12.5    Parking. Target shall provide Pharmacy Personnel with the use of parking spaces on the same terms and conditions as provided to Target Personnel.
12.6    Target Discounts. As part of the consideration between Target and CVS, and not as a third party benefit to any other person or persons, Target may, from and after the Effective Date and for so long as it may elect to do so, grant Pharmacy Personnel (including spouses and/or dependents of such employees consistent with Target’s standard discount policy) a discount at all Target Stores from customary retail prices offered by Target, all in accordance with such rules as to qualification, procedure, amount and restrictions as may be established from time to time by Target to govern employee discounts authorized by Target to its own employees on merchandise and services sold by Target. CVS may decline the consideration provided in this Section 12.6 by giving prior written notice to Target. To facilitate the provision of the discount, CVS shall provide the data and information set forth in Exhibit D.
12.7    Communications with Pharmacy Personnel. Target shall refrain from any direct communication with Pharmacy Personnel except to the extent such communication is (a) made pursuant to the Operating Protocols; (b) required by the terms of an employee benefit plan of Target in which the Pharmacy Personnel participated; (c) regarding employee benefits or compensation matters related to the period during which such Pharmacy

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Personnel was an employee of Target; or (d) otherwise reasonable or necessary for purposes for the ongoing operation of a Store or Target in the ordinary course of business.
12.8    Training.
(a)    As part of CVS’s new hire training program, CVS shall provide an initial training program in each Store for all Pharmacy Personnel regarding use of point of sale equipment, the Operating Protocols and essential Store information (such as shared spaces, designated areas, Store personnel and contacts, and emergency policies and procedures).
(b)    At its option, Target shall provide a training program in each Store for the Pharmacy Personnel regarding the Target brand and the co-branding standards determined by the Marketing Committee, which training shall not exceed 15 minutes per employee per calendar year.
(c)    CVS shall provide Pharmacy Personnel with annual update training regarding the CVS brand and the co-branding standards determined by the Marketing Committee, use of point of sale equipment, and emergency policies and procedures, which training shall not exceed 45 minutes per employee per calendar year.
13.    Use of Identification.
13.1    CVS acknowledges and agrees that (a) Target has an interest in maintaining and protecting the image and reputation of its name, Trademarks, trade dress, logos, designs, any description that would reveal Target’s identity and other indicia of source, goodwill or identification, whether registered or not (the “Target Identification”), and (b) the Target Identification must be used in a manner consistent with the brand standards established by Target and agreed upon by the Parties, which will address, among other matters, quality control, enforcement and maintenance. Target hereby grants to CVS and its Affiliates a non-exclusive, non-transferable (subject to Section 25.3), non-sublicensable, royalty-free, right and license during the term of this Agreement to use the Target Identification within the United States and its territories, including the US Virgin Islands and Puerto Rico, in connection with performing its obligations and exercising its rights under this Agreement, subject to the Target Operating Standard and to Target’s prior approval of each use (which approval may not be unreasonably withheld, delayed or conditioned).
13.2    Target reserves all rights in and to the Target Identification not expressly granted to CVS in this Section. CVS acknowledges and agrees that as between the Parties, Target is the sole and exclusive owner of all right, title and interest in and to the Target Identification, including all goodwill of the business connected with the use of, or symbolized by, the Target Identification. All goodwill generated by CVS’s and its Affiliates’ use of the Target Identification inures solely to the benefit of Target.
13.3    Target acknowledges and agrees that (a) CVS has an interest in maintaining and protecting the image and reputation of their respective names, Trademarks, trade dress, logos, designs, any description that would reveal CVS’s identity and other indicia of source, goodwill or identification, whether registered or not (the “CVS Identification”), and (b) the CVS Identification must be used in a manner consistent with the brand standards

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established by CVS and agreed upon by the Parties (the “CVS Standards”), which will address, among other matters, quality control, enforcement and maintenance. CVS hereby grants to Target and its Affiliates a non-exclusive, non-transferable (subject to Section 25.3), non-sublicensable, royalty-free right and license during the term of this Agreement to use the CVS Identification within the United States and its territories, including the US Virgin Islands and Puerto Rico, in connection with performing its obligations and exercising its rights under this Agreement, subject to the CVS Standards and to CVS’s prior approval of each use (which approval may not be unreasonably withheld, delayed or conditioned).
13.4    CVS reserves all rights in and to the CVS Identification not expressly granted to Target in this Section. Target acknowledges and agrees that as between the Parties, CVS is the sole and exclusive owner of all right, title and interest in and to the CVS Identification, including all goodwill of the business connected with the use of, or symbolized by, the CVS Identification. All goodwill generated by Target’s and its Affiliates’ use of the CVS Identification inures solely to the benefit of CVS.
14.    Intellectual Property.
14.1    Background Intellectual Property. Target and CVS acknowledge that the other Party or its Affiliates have developed and own Intellectual Property prior to entering into this Agreement (such Intellectual Property (excluding with regard to Target the Target Identification, and with regard to CVS the CVS Identification), each Party’s “Background Intellectual Property”). The respective Background Intellectual Property of each Party is recognized as a valuable asset of Target and CVS, respectively, and includes all Intellectual Property that is or has been conceived, created, acquired, developed, owned or controlled by such Party either before the commencement of this Agreement, or in the performance of any work by or for such Party outside of this Agreement which is not in reliance on Intellectual Property constituting Background Intellectual Property. All Background Intellectual Property shall remain the sole and exclusive property of the Party owning it prior to entering into this Agreement and shall be returned or destroyed by the other Party as promptly as commercially practicable upon the request of the other Party or following termination of this Agreement.
(a)    During the term of this Agreement, each Party grants to the other Party and its Affiliates a non-exclusive, non-transferable (subject to Section 25.3), non-sublicensable, royalty free license in, to and under the granting Party’s Background Intellectual Property in the United States and its territories, including the US Virgin Islands and Puerto Rico, for the sole purpose of fulfilling the other Party’s obligations under this Agreement.
(b)    The licenses granted under this Section 14.1 terminate automatically upon termination of this Agreement. Each Party reserves all rights in its Background Intellectual Property not expressly granted to the other Party in this Section 14.1 or the Transition Services Agreement, and nothing shall prevent a Party from licensing or granting to third parties the right to use its Background Intellectual Property in any manner. The sharing of Background Intellectual Property is subject to the confidentiality provisions of this Agreement.

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14.2    Project Intellectual Property. Intellectual Property (excluding Target Identification and CVS Identification) that is conceived, created, developed, or reduced to practice by any Party or its Affiliates in the performance of any work under this Agreement shall be considered “Project Intellectual Property.”
(a)    “Target’s Project Intellectual Property” is any Project Intellectual Property conceived, created, developed, or reduced to practice solely by employees or agents of Target or its Affiliates based on Target’s Background Intellectual Property, technology and/or information.
(b)    “CVS’s Project Intellectual Property” is any Project Intellectual Property conceived, created, developed, or reduced to practice solely by employees or agents of CVS or its Affiliates based on CVS’s Background Intellectual Property, technology and/or information.
(c)    Each Party acknowledges that the other Party’s Project Intellectual Property is owned solely by that other Party. During the term of this Agreement, each Party grants to the other Party and its Affiliates a non-exclusive, non-transferable (subject to Section 25.3), non-sublicensable, royalty free license in, to and under the granting Party’s Project Intellectual Property in the United States and its territories, including the US Virgin Islands and Puerto Rico, for the sole purpose of fulfilling the other Party’s obligations under this Agreement. The licenses granted under this Section 14.2(c) terminate automatically upon termination of this Agreement. Each Party reserves all rights in its Project Intellectual Property not expressly granted to the other Party in this provision, and nothing shall prevent a Party from licensing or granting to third parties the right to use its Background Intellectual Property in any manner. The sharing of Project Intellectual Property is subject to the confidentiality provisions of this Agreement.
(d)    “Joint Project Intellectual Property” is any Project Intellectual Property jointly developed by Target and CVS. Each Party acknowledges that the Joint Project Intellectual Property is jointly owned by the Parties without any duty of accounting between the Parties. Neither Party shall assign, sell or disclose Joint Project Intellectual Property to any other Person (except to its Affiliates) without the prior written consent of the other Party, such consent shall not be unreasonably withheld, delayed or conditioned. The creation of Joint Project Intellectual Property does not, without more, grant either Party any ownership or rights in any Background Intellectual Property which the Joint Project Intellectual Property may be related to or derived from.
14.3    Each Party agrees to provide prior written notice to the other Party if it plans to seek patent protection in any jurisdiction for any invention constituting Joint Project Intellectual Property (in whole or in part) under Section 14.2(d).
15.    Exclusivity; Standstill.
15.1    Notwithstanding any other provision of this Agreement to the contrary, and except to the extent contemplated by section 5.04 (c) of the Asset Purchase Agreement, neither Target nor its Affiliates shall, throughout the term of this Agreement, within the United

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States and its territories, including the US Virgin Islands and Puerto Rico (i) own, Control, operate or manage a retail pharmacy, whether store-based, mail order or online, (ii) lease, sublease or otherwise permit the use of any space in a Store or on any of the real property on which any such Store is located (excluding the Pharmacy Space), or permit the use of any such space, for the purpose of a retail pharmacy, or (iii) or agree, resolve, authorize or commit to do any of the foregoing.
15.2    Without limiting any other provision of this Agreement, CVS shall not, throughout the term of this Agreement, within the United States and its territories, including the US Virgin Islands and Puerto Rico, enter into a substantially similar arrangement with, or otherwise establish or develop pharmacy operation(s) which are open to the general public in locations owned or operated by, any Target Restricted Competitor.
15.3    Standstill. During the period that begins on the Effective Date and ends on the fifth anniversary of such date, except with the prior written consent of the other Party or as contemplated by this Agreement, the Asset Purchase Agreement, the Clinic Operating Agreement, the Pharmacy Master License Agreement, or the Pharmacy Master Lease Agreement, each Party will not, and will cause each of its Affiliates not to, in any manner, directly or indirectly, either alone or in concert with others:

(a)    acquire, or agree, offer, seek or propose to acquire, or cause to be acquired (by merger, tender offer, purchase, statutory share exchange, joint venture or otherwise), ownership (including any beneficial ownership as defined in Rule 13d‑3 under the Securities Exchange Act of 1934, as amended) of any of the other Party’s assets (other than acquisitions in the ordinary course of business or that are being discussed by the Parties as of the Effective Date) or of any voting stock of the other Party;
(b)    agree, offer, seek or propose to merge or consolidate with, or enter into any business combination or joint venture with, or effect any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction involving, the other Party or any of the other Party’s Affiliates (any such transaction contemplated by clause (a) or this clause (b), a “Transaction”);
(c)    seek or propose to influence or control the management or policies of the other Party or to obtain representation on the other Party’s board of directors, or solicit, or participate in the solicitation of, proxies or consents with respect to any voting securities of the other Party in connection with the election of  directors or any other matter;
(d)    make any public announcement with respect to any of the foregoing or take any other action that might require that the other Party make a public announcement regarding any of the foregoing; or
(e)    enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

The provisions of this Section 15.3 shall terminate with respect to either Party upon any of: (x) the public announcement by the other Party that it has entered into a definitive

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agreement providing for a Transaction or (y) the commencement of any tender offer or exchange offer by any person, entity or group that is not opposed by the other Party’s board of directors and that, if consummated in accordance with its terms, would result in such person, entity or group beneficially owning 50% or more of the voting securities of the other Party immediately following the consummation of such tender or exchange offer. It is understood and agreed that a request from one Party to the other Party seeking the written consent referred to above shall not, in and of itself, be a violation or breach of this Section 15.3.

16.	Insurance & Waiver of Subrogation
16.1    Each Party will, at such Party’s sole expense, obtain and maintain until termination of this Agreement and for such reasonable times thereafter (including appropriate tail policies) policies of insurance as set forth on Exhibit E.
16.2    Notwithstanding anything in this Agreement to the contrary, Target and CVS each waives and releases any claims against the other Party which may arise for damage to any Store, Pharmacy Space or to the property therein resulting from any fire or other casualty of the kind covered or coverable by All Risk (also known as Causes of Loss-Special Form) insurance policies, regardless of whether or not, or in what amounts, such insurance is now, or may hereafter be, carried by the Parties.  Without limiting the foregoing, each Party shall bear all risk of loss with respect to its inventory, and each Party waives and releases all claims against the other for all loss, damage, and destruction of its inventory from any cause.    Each Party shall cause its insurers to issue a waiver of subrogation with respect to the insurance policies to be procured under Sections (1), (4) and (6) of Exhibit E.

17.	Indemnification
17.1    Indemnification of Target. Subject to Section 16.2, CVS will indemnify, defend and hold harmless Target, its Affiliates and each of their respective directors, officers, employees, agents, representatives, independent contractors, successors and assigns (collectively, the “Target Indemnified Parties”) from and against all claims, actions, lawsuits, proceedings, damages, liabilities, losses, penalties, fines, costs, obligations and other expenses, including, without limitation, losses resulting from the defense, settlement or compromise of a claim or demand or assessment, reasonable attorneys’, accountants’ and expert witnesses’ fees, costs and expenses of investigation, whether or not a lawsuit or other proceeding is filed (collectively, “Losses”), suffered or incurred by such Target Indemnified Party to the extent arising out of, resulting from or relating to any of the following: (i) the operation of any Pharmacy from and after the Effective Date; (ii) any personal injury, death or property damage occurring in any Pharmacy (unless caused by a Target Indemnified Party) or caused by CVS, Pharmacy Personnel or their agents or contractors whether or not such act is within the scope of the authority or employment of such persons, from and after the Effective Date; (iii) any material breach of any representation, warranty, covenant or obligation of CVS under this Agreement or the Master Occupancy Agreement; (iv) the employment, retention or termination of any Pharmacy Personnel on or after the Effective Date, including the provision of any benefits or insurance to such Pharmacy Personnel; and (v) any of CVS’s Background Intellectual

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Property, the CVS Identification or CVS’s Project Intellectual Property (but excluding Intellectual Property acquired by CVS or its Affiliates pursuant to the Asset Purchase Agreement, provided that this exclusion will not apply to such Losses to the extent arising from CVS’s modifications to such Intellectual Property), in each case licensed hereunder and used by Target within the scope of such license, infringes a third party's Intellectual Property rights. Notwithstanding the foregoing, CVS shall not be required to indemnify any Target Indemnified Party for any Losses incurred by such Target Indemnified Party to the extent such Losses were caused by, arose out of or related to (x) the negligence or willful misconduct of Target or any Target Indemnified Party or (y) any breach of this Agreement or the Master Occupancy Agreement by Target.
17.2    Indemnification of CVS. Subject to Section 16.2, Target will indemnify, defend and hold harmless CVS, its Affiliates and each of their respective directors, officers, employees, agents, representatives, independent contractors, successors and assigns (collectively, the “CVS Indemnified Parties”) from and against all Losses suffered or incurred by such CVS Indemnified Party to the extent arising out of, resulting from or relating to any of the following: (i) the operation of any Pharmacy prior to the Effective Date, (ii) the development or construction of the infrastructure or utilities related to any Pharmacy Space, (iii) the operation of any Store (other than the portion occupied by any Pharmacy from and after the Effective Date); (iv) any personal injury, death or property damage occurring in any Store (other than the portion occupied by any Pharmacy from and after the Effective Date) (unless caused by a CVS Indemnified Party from and after the Effective Date) or caused by Target or Target Personnel, or their agents or contractors, whether or not such act is within the scope of the authority or employment of such persons; (v) any material breach of any representation, warranty, covenant or obligation of Target under this Agreement or the Master Occupancy Agreement; (vi) the employment, retention or termination of any Target Personnel at the Stores including the provision of any benefits or insurance to such Pharmacy Personnel; and (vii) any of Target’s Background Intellectual Property, the Target Identification or Target’s Project Intellectual Property, in each case licensed hereunder and used by CVS within the scope of such license, infringes a third party's Intellectual Property rights. Notwithstanding the foregoing, Target shall not be required to indemnify any CVS Indemnified Party for any Losses incurred by such CVS Indemnified Party to the extent such Losses were caused by, arose out of or related to (x) the negligence or willful misconduct of CVS or any CVS Indemnified Party or (y) any breach of this Agreement or the Master Occupancy Agreement by CVS.
17.3    Indemnification Procedure. The indemnification obligations under Sections 17.1 and 17.2 are conditioned upon the Party entitled to indemnification hereunder (an “Indemnified Party”) promptly notifying in writing the Party required to provide indemnification hereunder (the “Indemnifying Party”) after learning of any Losses subject to indemnity hereunder; provided that the failure to promptly notify the Indemnifying Party shall not limit or impair the Indemnified Party’s right to defense and indemnification hereunder except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party may, in its sole discretion and at its own expense, assume control of the defense of such claim with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party, subject to the Indemnifying Party’s reimbursement of the

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Indemnified Party’s reasonably incurred out-of-pocket expenses in so doing. For any claim subject to indemnification under Sections 17.1 or 17.2, the Indemnified Party may choose to be separately represented at its own expense; provided that (i) the Indemnified Party shall be entitled to be separately represented at the Indemnifying Party’s expense if in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable and (ii) if the Indemnifying Party has not acknowledged its obligation to defend such claim or does not diligently defend the Indemnified Party with counsel reasonably acceptable to the Indemnified Party, such Indemnified Party shall have the right to retain counsel, the cost of which shall be subject to the indemnification provisions of Section 17.1 or Section 17.2, as applicable. The Indemnifying Party shall not, except with the consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), enter into any settlement (a) that does not include as a term thereof the giving by the person asserting such claim to all Indemnified Parties of a release from all liability with respect to such claim or consent to entry of any judgment or (b) that provides for any relief other than the payment of monetary Losses subject to the right to indemnity therefor pursuant to this Agreement.
17.4    LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED HEREIN OR WITH RESPECT TO (A) DEATH, BODILY INJURY, OR DAMAGE TO TANGIBLE PROPERTY CAUSED BY A PARTY OR ITS AFFILIATES, (B) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR A PARTY’S INTENTIONAL BREACH OF THIS AGREEMENT, AND (C) EACH PARTY’S OBLIGATIONS UNDER THIS SECTION 17 AND/OR BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 21, NEITHER PARTY NOR ITS AFFILIATES, NOR ITS OR THEIR PERSONNEL, PARTNERS, SHAREHOLDERS, SUCCESSORS OR ASSIGNEES, WILL HAVE ANY LIABILITY OR RESPONSIBILITY TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, REGARDLESS OF HOW CHARACTERIZED) WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES, AND WHETHER THE CLAIM ARISES OUT OF BREACH OF CONTRACT, TORT OR OTHERWISE.

18.	Term and Termination.
18.1    This Agreement commences as of the Effective Date and continues until terminated pursuant to the terms of this Section 18.
18.2    This Agreement may be terminated at any time by mutual written agreement of Target and CVS.

18.3	Either Party may terminate this Agreement:
(a)    upon one hundred eighty (180) days’ prior written notice of termination to the other Party in the event the other Party or its Affiliates or their respective directors or officers commits an act, omits to take an action, or is the subject of an adverse determination of a Governmental Entity or in a litigation or similar proceeding that materially and adversely

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harms the goodwill or reputation of the other Party, which harm could not reasonably be expected to be temporary and could reasonably be expected to impact such Party broadly (and not in respect of any single Store or subset of Stores), and could reasonably be expected to have a material and adverse effect on the goodwill or reputation of the terminating Party if it continued its association with the other Party; or
(b)     upon prior written notice of termination to the other Party effective one hundred and eighty (180) days following the other Party’s receipt of written notice of termination, if any event (including, in the case of CVS, CVS’s failure to maintain participation in any “Federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), or the debarment, exclusion, or suspension of CVS from participation in any federal procurement program), change, development, effect, condition, circumstance, matter, occurrence or state of facts (an “Event”) has a material adverse effect on (i) the other Party’s ability to fulfill its obligations under this Agreement or (ii) the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the other Party in the Stores (and not in respect of any single Store or subset of Stores), which Event continues unremedied for a period of one hundred twenty (120) days after the terminating Party provides written notice to the other Party describing the nature of the Event, provided, however, that an Event shall not include (1) changes in Law or applicable accounting regulations or principles or interpretations thereof, (2) any Force Majeure Event, (3) changes in the United States or foreign economies, financial markets or geopolitical conditions in general, or (4) changes in industries relating to the business of the other Party in general and not specifically relating to the business of the other Party, except to the extent (and only to the extent) that the business of the other Party is materially disproportionately impacted by such events in comparison to others in the same business as the other Party; or
(c)    upon prior written notice of termination to the other Party effective one hundred and eighty (180) days following the other Party’s receipt of written notice of termination, if any breach of this Agreement results in a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the other Party in the Stores (and not in respect of any single Store or subset of Stores), which breach continues unremedied for a period of one hundred twenty (120) days after the terminating Party provides written notice to the other Party of the breach;
provided that for purposes of clauses (a), (b) and (c) above, during such one hundred eighty (180) day period prior to the effective date of termination, the terminating Party shall cause its Senior Officer to be available to meet in person with the Senior Officer of the non-terminating Party to seek to expeditiously resolve any differences prior to the effective date of such termination.

18.4    CVS may terminate this Agreement upon the occurrence of a Change of Control of Target, and Target may terminate this Agreement upon the occurrence of a Change of Control of CVS, in each case, as provided in this Section 18.4. “Change of Control” shall mean:
(a)    with respect to Target, any consolidation, reorganization, arrangement, share exchange, private purchase, business combination, recapitalization, merger, sale or

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issuance of equity interests or other transaction or series of related transactions as a result of which (i) a CVS Restricted Competitor, or any successor or assign thereof (a “Target Change of Control Outlet”), would, directly or indirectly, hold beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership, of more than 50% of either the outstanding voting power or the outstanding equity interests of Target or its ultimate parent company resulting from such transaction or series of related transactions immediately after the consummation thereof, in each case on a fully diluted basis, or (ii) all, or substantially all, of the assets of Target are sold, leased, exchanged or otherwise transferred to a Target Change of Control Outlet; and
(b)    with respect to CVS, any consolidation, reorganization, arrangement, share exchange, private purchase, business combination, recapitalization, merger, sale or issuance of equity interests or other transaction or series of related transactions as a result of which (i) a Target Restricted Competitor, or any successor or assign thereof (a “CVS Change of Control Outlet,” and together with the Target Change of Control Outlet, the “Change of Control Outlet”), would, directly or indirectly, hold beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership, of more than 50% of either the outstanding voting power or the outstanding equity interests of CVS or its ultimate parent company resulting from such transaction or series of related transactions immediately after the consummation thereof, in each case on a fully diluted basis, or (ii) all, or substantially all, of the assets of CVS are sold, leased, exchanged or otherwise transferred to a CVS Change of Control Outlet.
In the event of a Change of Control of a Party, the other Party shall have the right to terminate this Agreement subject to the following termination procedures. The Party subject to a Change of Control shall notify the other Party in writing of a Change of Control (or proposed Change of Control) as soon as practicable, but no later than three (3) Business Days after the occurrence of a Change of Control, which such written notice will specify the relevant Change of Control Outlet (and which notice, for the avoidance of doubt, will be considered Confidential Information). The terminating Party shall have sixty (60) days from receipt of such written notice (or, if later, sixty (60) days from the occurrence of a Change of Control) to provide written notice to the Party subject to a Change of Control and/or the relevant Change of Control Outlet, as applicable, that it is exercising its right to terminate this Agreement pursuant to this Section 18. Such termination will become effective on the earlier to occur of (i) the date designated by the terminating Party in such notice and (ii) the first anniversary of the date of the Change in Control.
18.5    Subject to Laws, either Party may terminate this Agreement immediately upon written notice to the other Party upon the occurrence of a Bankruptcy Event of such other Party. “Bankruptcy Event” shall mean: with respect to either Party, if such Party (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading

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admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Party or of all or any substantial part of its properties or assets, or (vii) if one hundred twenty (120) days after the commencement of any proceeding against the Party seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within one hundred twenty (120) days after the appointment without such Party’s consent or acquiescence of a trustee, receiver or liquidator of such Party or of all or any substantial part of its properties or assets, the appointment is not vacated or stayed, or within one hundred twenty (120) days after the expiration of any such stay, the appointment is not vacated.

19.	Effect of Termination and Surrender.

19.1	Effect of Termination.
(a)    In the event CVS terminates this Agreement pursuant to Section 18, subject to Section 19.1(d), CVS shall sell, transfer, assign, convey and deliver to Target, and Target shall purchase, acquire and accept from CVS all of CVS’s right, title and interest in, to and under the Pharmacies as of such date of sale/purchase, including, without limitation, all CVS Products, inventory, records, Patient files, fixtures, furnishings and furniture, on substantially the same terms and conditions as set forth in the Asset Purchase Agreement; provided that (i) if CVS terminates the Agreement pursuant to Section 18.4 or 18.5 the purchase price shall be the fair market value of the assets being sold, transferred, assigned, conveyed and delivered, and (ii) if CVS terminates the Agreement pursuant to 18.3 the purchase price shall be [*]% of the fair market value of the assets being sold, transferred, assigned, conveyed and delivered; or
(b)    In the event Target terminates this Agreement pursuant to Section 18, subject to Section 19.1(d), CVS shall sell, transfer, assign, convey and deliver to Target, and Target shall purchase, acquire and accept from CVS all of CVS’s right, title and interest in, to and under the Pharmacies as of such date of sale/purchase, including, without limitation, all CVS Products, inventory, records, Patient files, fixtures, furnishings and furniture, on substantially the same terms and conditions as set forth in the Asset Purchase Agreement; provided that (i) if Target terminates the Agreement pursuant to Sections 18.4 or 18.5 the purchase price shall be the fair market value of the assets being sold, transferred, assigned, conveyed and delivered, and (ii) if Target terminates the Agreement pursuant to 18.3 the purchase price shall be [*]% of the fair market value of the assets being sold, transferred, assigned, conveyed and delivered.
(c)    To determine the fair market value of the assets being sold, transferred, assigned, conveyed, and delivered pursuant to the sales process set forth in Sections 19.1(a) and (b), each Party shall designate an independent valuation firm of national standing, and the two valuation firms chosen by the Parties shall, by mutual agreement, select a third valuation firm of national standing (collectively, the “Valuation Experts”). Each of the three Valuation Experts shall make its own determination regarding the fair market value of the assets. The average of all three determinations of the fair market value of the assets shall

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be the final and definitive determination of fair market value for purposes of Sections 19.1(a) and (b).
(d)    In the event either Party terminates this Agreement pursuant to Section 18, Target may elect, in lieu of the sale process set forth in Section 19.1(a) and 19.1(b), to effect an orderly transition with minimal Patient (including as defined under the Clinic Operating Agreement) disruption, subject to Laws requiring advance notice of a pharmacy or clinic closure to Patients (including as defined under the Clinic Operating Agreement), and CVS shall (i) cease operations of its Pharmacies and (ii) remove all CVS Products, inventory, records, Patient files, fixtures, furnishings and furniture and other properties of CVS from the Pharmacies and vacate the Pharmacy Space.
(e)    Upon termination of this Agreement by either Party pursuant to Section 18:
Each Party shall (i) cease the use of the other Party’s non-public, confidential and proprietary information to which it has no rights following termination under this Agreement or any other agreement, and (ii) return to the other Party, or, if such other Party gives written permission, destroy, all of that confidential information and such other Party’s Background Intellectual Property and Project Intellectual Property, in whatever form or medium and retain no copies of such information or Intellectual Property. Each Party shall complete such return or destruction as promptly as commercially possible, but in no event later than fifteen (15) days from the date of the termination of this Agreement. Promptly after the date that a Party returns or destroys all such information and Intellectual Property, such Party shall provide written confirmation to the other Party that the return or destruction of the information and Intellectual Property has been completed and that neither such Party nor any subcontractor or agent thereof retains any such information or Intellectual Property in any form.
19.2    Cooperation. Each Party shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate with the other Party in connection with the foregoing provisions of this Section 19. Notwithstanding Section 19.4, in the event there is a transition period in which CVS operates any Pharmacy following any effective date of termination in order to effect an orderly transition, then the Parties shall comply with the terms of this Agreement and the Master Occupancy Agreement with regard to a Pharmacy so long as CVS operates such Pharmacy.
19.3    Survival. The rights and obligations of the Parties set forth in Sections 14, 17, 18, 19, 20, 21, and 25 and any right, obligation or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination of this Agreement, shall survive any such termination.
19.4    No Further Rights and Obligations. Other than the rights and obligations of the Parties set forth in this Section 19 and such obligations as may survive pursuant to the express provisions of this Agreement or the Master Occupancy Agreement, upon termination of this Agreement, CVS shall have no further rights, duties or obligations under this Agreement with respect to the Pharmacies and Target shall have no further rights, duties or obligations under this Agreement with respect to the Stores.

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20.    Representations and Warranties
Each Party represents and warrants to the other that: (i) it has the authority to enter into and perform this Agreement; (ii) neither the execution and delivery by it of this Agreement or the Master Occupancy Agreement, nor the consummation by it of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of its governing documents, or (b) violate any Law applicable to it in any material respect; (iii) it has the requisite knowledge, personnel, resources and know-how to fully perform and deliver it obligations set forth this Agreement in a professional and workman-like manner in accordance with specifications as set forth herein; (iv) it possesses all rights necessary to grant the other Party the rights and licenses granted to the other Party under this Agreement; (v) it will comply with all data security, consumer protection, marketing, and privacy Laws in all material respects, and its privacy policies, that apply to the collection, storage, use, access, disclosure, and protection of confidential Guest and Patient information, and will not cause the other Party to be in violation of such Laws in any material respect, and (vi) it shall not take any action that would restrict, prohibit or materially interfere with the operation of the Pharmacy by CVS (in the case of the representation made by Target) or the operation of the Store (other than the Pharmacy) by Target (in the case of the representation made by CVS).
21.    Confidentiality and Press Releases.
21.1    Each Party agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any other confidential, non-public or proprietary information relating to the other Party or its business obtained in connection with this Agreement (collectively, “Confidential Information”); provided that such disclosure may be made (a) to any Person who is a member, partner, officer, director or employee, directly or indirectly, of such Party, or counsel to, or accountants of, or a consultant to such Party solely for their use and on a need-to-know basis; provided that such Persons are notified of the Party’s confidentiality obligations hereunder, (b) with the prior consent of the other Party, (c) subject to the next paragraph, pursuant to a subpoena or order issued by a Governmental Entity, or (d) to any Governmental Entity pursuant to Laws as reasonably determined by such Party.
21.2    In the event that a Party shall receive a request to disclose any Confidential Information under a subpoena or order or examination, such Party shall to the extent legally practicable (a) promptly notify the other Party, (b) consult with the other Party on the advisability of taking steps to resist or narrow such request, and (c) if disclosure is required or deemed advisable, cooperate with the other Party in any attempt such other Party may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.
21.3    Except as otherwise required by Law, the right to make, timing and content of any public announcements and press releases relating to this Agreement or the relationship contemplated herein shall be subject to the mutual approval of Target and CVS.

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21.4    CVS, Target and Parent acknowledge and agree that that certain Confidentiality Agreement, dated as of November 14, 2014, is hereby terminated and shall be of no further force or effect from and after the Effective Date, and the provisions of Section 15.3 and this Section 21 shall control in lieu thereof.
21.5    Target and CVS shall develop, as part of the Operating Protocols, a mutually agreed upon approach to responding to press or media inquiries related to the Parties’ relationship and respective operations hereunder. Neither Party shall independently respond to any direct inquiry from the press or media soliciting information about the Parties’ relationship or pharmacy or clinic operations, unless it is pursuant to the Operating Protocols or the Parties have conferred and mutually agreed to a response.
22.    Audits and Inspections.
22.1    Target and its representative shall have the right to visit and formally inspect, during regular operating hours, no more than [*] ([*]) Pharmacy locations, in the aggregate, in any calendar year upon reasonable advance written notice to CVS; provided that such visit does not unreasonably interfere with the operation of any Pharmacy and is no longer than one (1) Business Day in any Pharmacy. CVS shall not be required to provide any Confidential Patient Information in connection with any such inspection. In connection with any visit described above, Target shall have the right to inspect the relevant facilities or processes of CVS at the Stores. Target shall pay all reasonable fees and costs incurred by CVS in connection with such inspection.
22.2    Once per calendar year, and upon reasonable prior written notice to the other Party, the requesting Party may inspect and review documents relating to the operation of the corporate compliance program governing the Pharmacies or Stores, as applicable, including without limitation, results of compliance program auditing and monitoring conducted at the Pharmacies or Stores (only to the extent the subject of such auditing or monitoring activities could materially affect the operations of the Pharmacies), as applicable, and descriptions of material internal investigations undertaken with regard to the Pharmacies or Stores (only to the extent the subject of said investigation may materially affect the operations of the Pharmacies), as applicable; provided that such inspection and review (i) shall not affect either Party’s attorney-client privilege, work product privilege, or similar privileges, and (ii) shall not be longer than one (1) Business Day.
23.    Cooperation and Monitoring.
23.1    Each Party shall provide written notice to the other Party of any circumstance or event that would reasonably be expected to have a materially disruptive effect on the operations of the other Party in any Store or Pharmacy, including without limitation any threatening or dangerous behavior by, or correspondence from, a Guest or employee that could cause the other Party to implement extra security precautions or protocols at any Store or Pharmacy. In the case of CVS, CVS shall provide written notice to Target of the denial, termination, suspension or breach of any nationwide, material third party payer agreement that could disrupt the furnishing of Pharmacy Services at the Pharmacies or any potential material disruption in Pharmacy operations, whether or not related to labor

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strikes, including without limitation a loss, suspension, or impairment of a state pharmacy license or DEA registration at a Pharmacy. In the case of Target, Target shall provide written notice to CVS of the termination of any nationwide, material contract that could receive adverse press, or any potential material disruption in Store operations. Each Party shall provide written notice under this Section 23.1 as soon as possible following discovery of the circumstance or event.
23.2    Each Party shall provide written notice to the other Party of any privacy or security breach of its confidential Patient or Guest information that affects five hundred (500) or more Patients or Guests that use the Pharmacy and that triggers notice under Federal or State laws. Such notice shall be provided to the other Party within two (2) days of a Party’s determination to provide written breach notification to Patients or Guests.
23.3    Each Party shall provide written notice to the other Party of administrative, civil, or criminal health care litigation or regulatory matters affecting any Pharmacy or Store, as applicable, in any material respect. Each Party shall provide written notice under this Section 23.3 as soon as possible following discovery of the circumstance or event. Following the initial notice, the disclosing Party shall provide the other Party with a regular update written notice regarding the status or resolution of such matters.
23.4    CVS will install its security technology and systems in each of the Stores with a Pharmacy and video monitor the Pharmacies in accordance with the CVS Operating Standard and the Master Occupancy Agreement. CVS and Target will collaborate and cooperate with each other to maximize the benefit of each other’s security technology and systems. In the event of any incident, the applicable CVS or Target field or corporate personnel will be responsible for coordinating with their respective Target or CVS counterparts regarding best practices for investigations and escalation of incidents.
23.5    Each Party will share information and jointly cooperate and assist the other Party to assess incidents involving Pharmacy Personnel or Guests that impact both Parties, including without limitation any claim, action, arbitration, proceeding or litigation of any nature against both Parties, and notifying the other Party of any incident or activity in any Store or Pharmacy that would cause a danger to Guests, Patients, Pharmacy Personnel, or Target Personnel, providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.
23.6    Each Party will share information and jointly cooperate and assist the other Party in connection with any request for information reasonably requested by such other Party in connection with any audit or other third party request.
23.7    CVS shall have the sole right to litigate, arbitrate, mediate, defend, settle and otherwise control (i) any investigation into the theft or diversion of CVS Products, and any matters related thereto and (ii) any such matter with any Governmental Entity (including a State board of pharmacy) in connection with any Pharmacy, and Target shall reasonably

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cooperate with respect to any reasonable request made of Target by CVS in connection therewith.
23.8    If any event occurs that has a material adverse impact on CVS’s ability to operate Pharmacies within an entire State due to the loss or impairment of required licenses resulting from CVS’s actions or failure to act, and such event cannot be cured within ten (10) days of written notice thereof from Target, CVS and Target shall cooperate with each other in good faith to locate and retain a third party to operate the Pharmacies in such State for so long as CVS is unable to operate such Pharmacies. CVS shall be responsible for the cost and expense associated with locating and retaining the third party.
23.9    The above notice requirements set forth in this Section 23 do not require either Party to waive attorney-client or work product privilege, or provide information that is under seal by a court of law or regulatory matter.
24.    Parent Guarantee.
24.1    CVS Health Corporation (“Parent”) hereby guarantees the full payment of any financial obligations of CVS under this Agreement and the Master Occupancy Agreement, provided, however, that Target shall initially seek payment from CVS of all financial obligations required under this Agreement or the Master Occupancy Agreement. Target may bring a claim directly against Parent only after it has commenced an action against CVS in accordance with the procedures described in Section 25.18 of this Agreement.
25.    General Provisions.
25.1    Change in Laws. The Parties agree that they have attempted in good faith to structure this Agreement and their relationship in a way that complies with all applicable Laws, regulations and requirements relating to the business of health care. If any applicable Laws, regulations or requirements are amended or modified so that this Agreement or any material term or condition of this Agreement becomes illegal or unlawful, the Parties agree that they will negotiate in good faith to create another arrangement which approximates the legal equivalent of this Agreement.
25.2    Force Majeure Event. Neither Party to this Agreement is liable nor in default for any delay or failure in performance under this Agreement and such delay or failure of performance shall not constitute a breach of this Agreement if and to the extent that such delay or failure is the result of a Force Majeure Event.  If a Party intends to invoke this provision, that Party shall provide notice to the other Party as soon as possible after the occurrence of the Force Majeure Event. Each Party shall exercise commercially reasonable efforts to mitigate the extent of such delay or failure. Should the delay or failure at one or more Stores or Pharmacies be expected to continue for more than ten (10) calendar days, the Parties shall convene the Governance Committee to meet and confer regarding appropriate resolution.
25.3    Assignment. Neither this Agreement nor the Master Occupancy Agreement nor any of the rights and obligations of the Parties hereunder or thereunder may be assigned or transferred (or in the case of CVS with respect to the Master Occupancy Agreement

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sublicensed or subleased) by any of the Parties without the prior written consent of the other Party hereto (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing: (1) CVS may assign this Agreement and the Master Occupancy Agreement in its entirety to a Successor to CVS that is not a Target Restricted Competitor, and only if such Successor enters into a written agreement pursuant to which that Successor agrees to assume all of CVS’s rights, obligations, and liabilities under this Agreement and the Master Occupancy Agreement; (2) Target may assign this Agreement and the Master Occupancy Agreement in its entirety to a Successor to Target that is not a CVS Restricted Competitor, and only if such Successor enters into a written agreement pursuant to which that Successor agrees to assume all of Target’s rights, obligations, and liabilities under this Agreement and the Master Occupancy Agreement; (3) Target may assign, transfer, pledge, mortgage or encumber the Master Occupancy Agreement pursuant to section 14.b thereof; and (4) either Party may assign or transfer (or, in the case of the Master Occupancy Agreement, sublease or sublicense) this Agreement and the Master Occupancy Agreement or any of its rights or obligations hereunder or thereunder to an Affiliate, provided that each of CVS and Target will remain liable for all of their respective obligations under this Agreement and the Master Occupancy Agreement. This Agreement will be binding upon and inure to the benefit of the Parties and their respective Successors and permitted assigns. Any attempted assignment or transfer in violation of this Section 25.3 will be void.
25.4    Governing Law. This Agreement and disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) will be governed and construed in accordance with the Laws of the State of New York, without reference to its conflicts of law principles; provided that matters related to the use and occupancy of any Pharmacy Space shall be governed by the Laws of the jurisdiction in which such Pharmacy Space is located.
25.5    Jurisdiction. Each Party irrevocably agrees that all matters arising out of or related to this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) will be brought exclusively in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, a court of the State of New York located in New York, New York, and irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam with respect to any proceeding; provided that matters related to the use and occupancy of any Pharmacy Space or disputes relating thereto will be brought exclusively in a court of competent jurisdiction of the State in which such Pharmacy Space is located. Each of CVS and Target irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) in (i) with respect to matters related to the use and occupancy of any Pharmacy Space or disputes relating thereto, the state court of competent jurisdiction of the State in which such Pharmacy Space is located, and (ii) with respect to all other matters, (x) any court of the State of New York located in New York, New York or (y) the United States District Court for the Southern District of New York, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

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25.6    Service of Process. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 25.8 will be effective service of process for any proceeding in Delaware with respect to any matters for which it has submitted to jurisdiction pursuant to Section 25.5.
25.7    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and each Party hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise). Each Party (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of any proceeding, seek to enforce the foregoing waiver, (b) certifies that such Party has considered the implications of this waiver and (c) acknowledges that it and the other Party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 25.7.
25.8    Notices. Except as otherwise provided in this Agreement, all notices, requests, permissions, waivers and other communications hereunder must be in writing and will be deemed to have been given only (a) three (3) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by electronic email transmission (including via .pdf files), provided that confirmation of the email transmission is received from the recipient (that is not automatically generated), (c) when delivered, if delivered personally to the intended recipient, or (d) one (1) Business Day following sending by overnight delivery via a national courier service (receipt requested) and, in each case, addressed to a Party at the following address for such Party:

(i)	if to Target,
Target Corporation
1000 Nicollet Mall
Minneapolis, MN 55403
Attn: EVP, Chief Operating Officer
Email: [*]
with a copy (which will not constitute notice) to:
Target Corporation
1000 Nicollet Mall
Minneapolis, MN 55403
Attention: EVP, Chief Legal Officer
Email: [*]

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with a further copy (which will not constitute notice) if the notice is being delivered pursuant to Section 23 to:

Target Corporation
Attn: Vice President, Compliance
1000 Nicollet Mall
Minneapolis, MN 55403

(ii)	if to CVS,
CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Attention: Executive Vice President, Pharmacy Services
Email: [*]
with a copy to:
CVS Pharmacy, Inc.
One CVS Drive
Woonsocket, Rhode Island 02895
Attention: General Counsel
Email: [*]

with a copy (which will not constitute notice) to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Steven G. Scheinfeld
Email: [*]

with a further copy (which will not constitute notice) if the notice is being delivered pursuant to Section 23 to:

CVS Pharmacy, Inc.
200 Highland Drive
Woonsocket, Rhode Island 02895
Attention: Chief Compliance Officer
Email: [*]

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or to such other address or email as is furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 25.8.

25.9    Amendments. This Agreement may be amended, modified, supplemented, superseded or canceled and any of the provisions hereof may be waived only by an instrument in writing signed by each of the Parties or, in the case of a waiver, by or on behalf of the Party waiving compliance. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except where a specific time period is specified, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
25.10    Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the Parties and delivered, in person or by facsimile, or by electronic image scan, receipt acknowledged, to the other Party.
25.11    Severability; Enforcement. The invalidity, illegality or unenforceability of any portion hereof will not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by applicable Law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.
25.12    Entire Agreement. This Agreement, the Transition Services Agreement, the Master Occupancy Agreement, the Sales Tax Agreement and the Information Security Agreement , including the schedules, exhibits and annexes attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the Parties with respect to such matters. All Exhibits, Schedules, and Attachments annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any term used in any Exhibit, Schedule, or Attachment hereto but not otherwise defined therein is defined as set forth in this Agreement. There are no restrictions, promises, representations, warranties, agreements or undertakings of either Party with respect to the transactions contemplated by this Agreement, the Transition Services Agreement, the Master Occupancy Agreement, the Information Security Agreement or the Sales Tax Agreement other than those set forth herein or therein or in any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict or inconsistency between the provisions of this Agreement (and the Exhibits, Schedules, or Attachments hereto), on the one hand, and the provisions of the Transition Services Agreement, Master Occupancy Agreement, the Information Security

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Agreement or the Sales Tax Agreement (including the schedules, exhibits and annexes thereto), on the other hand, the provisions of this Agreement will control.
25.13    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein are to be interpreted, and all accounting determinations hereunder are to be made, in accordance with U.S. Generally Accepted Accounting Principles.
25.14    Performance by Affiliates. Certain of the responsibilities and duties of CVS under this Agreement may be performed by an Affiliate, but, nonetheless, CVS shall remain liable to Target for any breach of this Agreement by such Affiliate. Similarly, certain of the responsibilities and duties of Target under this Agreement may be performed by an Affiliate, but, nonetheless, Target shall remain liable to CVS for any breach of this Agreement by such Affiliate.
25.15    Independent Contractors. The nature of the commercial relationship between CVS and Target will be that of independent contractors. Nothing contained in or done pursuant to this Agreement will be construed as creating a partnership, agency or joint venture; and neither Party will be bound by any representation, act or omission of the other Party with respect to third parties.
25.16    Other Activities. Subject to the provisions of Section 15, the Parties: (a) recognize that the other Party, its Affiliates and their respective members, partners, shareholders, officers, directors, employees, agents and representatives, have or may in the future have other business interests, activities and investments, independently or with others, some of which may be in conflict or competition with the business of the Stores and the Pharmacies; (b) agree that the other Party, its Affiliates and their respective members, partners, shareholders, officers, directors, employees, agents and representatives, are entitled to carry on such other business interests, activities and investments; (c) agree that neither the other Party, its Affiliates nor any of their respective members, partners, shareholders, officers, directors, employees, agents or representatives, shall have any right, by virtue of this Agreement or otherwise, in or to such business interests, activities and investments; and (d) agree that the pursuit of such business interests, activities and investments, even if competitive with the business of the Stores and the Pharmacies, shall not be deemed wrongful or improper.
25.17    Dispute Resolution. Without limiting the rights of the Parties to seek specific enforcement under Section 25.18, each Party agrees that prior to filing any lawsuit against the other Party for any matter arising out of or related to this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) the Parties shall attempt in good faith to settle the dispute through non-binding mediation under the auspices of the American Health Lawyers Association (“AHLA”). The Parties will jointly notify AHLA of their intent to use the mediation service, select a mediator from the AHLA roster, and mediate pursuant to the terms of the AHLA’s Agreement to Mediate. In the event the Parties cannot agree on a third-party mediator within fourteen (14) days, the mediator shall be selected by the AHLA. The mediation will be convened in Washington, D.C. The Parties shall pay the expenses of the

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mediator on an equal basis. If the dispute cannot be resolved by nonbinding mediation within thirty (30) days following the end of the good faith period, any Party may choose to pursue any other remedies.
25.18    Specific Enforcement. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.
25.19    References. Unless the context clearly requires otherwise, (i) “or” is not exclusive, and (ii) “includes” and “including” are not limiting.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first shown above.

TARGET CORPORATION

By: /s/ John J. Mulligan

Print Name: John J. Mulligan

Title: Executive Vice President and Chief Operating Officer

CVS PHARMACY, INC.

By: /s/ David M. Denton

Print Name: David M. Denton

Title: Executive Vice President and Chief Financial Officer

SOLELY FOR PURPOSES OF SECTIONS 21.4 and 24.1

CVS HEALTH CORPORATION

By: /s/ David M. Denton

Print Name: David M. Denton

Title: Executive Vice President and Chief Financial Officer

Pharmacy Operating Agreement
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibits

Exhibit A –Target Exclusion List

Exhibit B – Payment Processing Services

Exhibit C – Target’s Community Solicitations Policy

Exhibit D – Target Discounts

Exhibit E – Insurance

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit A
Target Exclusion List

•	Medical marijuana

•	Infusion services

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit B
Payment Processing Services

Payment Processing Policies. CVS shall use commercially reasonable efforts to ensure that CVS and Pharmacy Personnel comply with the following requirements:

1.
Charges for which Payment Processing Services are engaged must relate only to valid and legitimate purchases by Patients of CVS Products or Pharmacy Services actually provided at and by the Pharmacy submitting the charges.

2.
Payment Processing Services can only be used for payment immediately after the purchases for which charges are imposed and cannot be used for past due amounts or amounts billed to a Patient for payment in the future.

3.
No fees or other charges or conditions will be imposed upon a Patient for the use by a Patient of a credit, debit or pre-paid card to pay at the Target POS in the Pharmacy unless permitted as a Target Operating Standard.

4.	Prompts on the Target POS equipment provided must be followed.

5.	Patients will be given a receipt for all payments for which Payment Processing Services are engaged as may be required by applicable payment card network rules.

6.	Payment Processing Services may not be engaged for cash advances unless permitted as a Target Operating Standard.

7.
Any and all additional procedures and policies provided by Target to CVS relating to Payment Processing Services, provided such procedures and policies are reasonable or are required by a payment network, acquiring bank, settling bank or any other entity with rights to impose such procedures and policies upon CVS.

8.
If CVS becomes aware that the Target POS or any portion thereof is lost, stolen, damaged, tampered with or subject to unauthorized use, CVS shall immediately (or cause Pharmacy Personnel to immediately) notify Target of such occurrence. Such notice shall be provided to Target both according to the terms of Section 25.8 and by sending an email to security@target.com.

Special Amendment to Bank Card Processing Agreements. Target is a party to bank card merchant agreements and corresponding amendments to facilitate payment processing. To the extent required by any bank card processor, CVS agrees to enter into special amendments to those bank card merchant agreements and corresponding amendments to allow for the Payment Processing Services (“Special Amendments”) , provided that such Special Amendments shall not relate to transactions that are not subject to Payment Processing Services through the Target POS in a Pharmacy. Notwithstanding the commercially reasonable standard in this Exhibit, CVS agrees that it will comply with any obligations under the Special Amendments, and, to the extent applicable, CVS will ensure that applicable Pharmacy Personnel comply with obligations applicable to them under the Special Amendments and their use of the Payment Processing Services.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit C
Target’s Community Solicitations Policy

[See attached]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Community Solicitations Use of Store Parking Lots, Sidewalks, Facilities		TARGET CORPORATE POLICIES
Number:	100-50-10	Effective:	04/2014
Sponsor:	Assets Protection	Supersedes:	02/2013

POLICY

Target Corporation restricts the use of its parking lots and facilities to business use only. Individuals not employed by Target or by a Target vendor providing services to Target are prohibited from soliciting, distributing literature, selling merchandise, or holding events at all times anywhere on Target-owned property or leased property when Target has a right to exclude, including parking lots and sidewalks. Please see Target’s No Solicitation/No Distribution Policy for additional information applicable to solicitation by Target team members.

Some state laws protect limited forms of expressive activity in the common areas of large regional shopping centers. These protections generally do not apply to solicitation at or in front of Target stores, even if a store is located in a large regional shopping center. Stores seeking assistance with solicitation should contact their Assets Protection Business Partner.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

No Solicitation/No Distribution by Team Member		TARGET CORPORATE POLICIES
Number:	200-40-13	Effective:	03/2014
Sponsor:	Human Resources – Labor Relations	Supersedes:	11/2009

POLICY

Target wants to make sure all team members can work free of the distraction and pressure that may be created by solicitation and distribution. We also want to ensure our guests a distraction- free shopping experience. That's why Target maintains a No Solicitation/No Distribution Policy for all team members and others with authorized access to Target property.

The policy is simple: During working time (yours or your fellow team members’) you may not “solicit” team members. “Soliciting” includes things like asking co-workers to join organizations or pools, to buy memberships or subscriptions, or to make pledges or gifts to charities. “Working time” does not include meal and break periods (whether paid or unpaid), or any other time when a team member is not expected to be engaged in work activities.

The “No Distribution” part of the policy prohibits team members from distributing literature during working time or in work areas at any time.

Individuals not employed by Target or by a Target vendor providing service to Target are prohibited from soliciting, distributing literature, selling merchandise, or holding events at all times anywhere on Target-owned property or leased property when the Company has a right to exclude, including parking lots and sidewalks.

As a limited exception to this Policy, because Target supports United Way and other non-profit grant partners, some of these organizations may be permitted to solicit or distribute information without violating this Policy; however, Employee Relations must approve the activity.

Contact Community Relations at community.relations@target.com for approval if your office wishes to conduct an annual drive.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit D
Target Discounts

To help Target accurately execute on its obligation to provide the discount described in Section 12.6 of the Agreement, CVS will provide Target with a monthly file feed containing the information listed below, as well as such other information that Target may reasonably require:

•	name and identifying number for all active Pharmacy Personnel,

•	name and identifying number for all Pharmacy Personnel hired by CVS during the preceding month,

•	name and identifying number for all Pharmacy Personnel whose employment terminated during the preceding month.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit E
Insurance

Without duplication for any insurance requirements pursuant to the Master Occupancy Agreement or the Clinic Operating Agreement, each Party will, at such Party’s sole expense, obtain and maintain until termination of this Agreement and for such reasonable times thereafter (including appropriate tail policies) policies of insurance from companies authorized to transact business in the state(s) where operations shall occur and who hold a current rating of at least A-VII or better in the current Best’s Insurance Reports published by A.M. Best Company adequate to fully protect such Parties from and against all expenses, claims, actions, liabilities and losses related to the subjects covered by such policies, which will include:

1.
Commercial general liability, including bodily injury, property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor and products/completed operations hazards, with limits of not less than $1,000,000 for any one occurrence and $2,000,000 annual aggregate, endorsed to include the other Party, its officers, directors and employees as additional insureds;

2.
Workers’ compensation as provided for under any workers’ compensation or similar law in the jurisdiction where work is performed with an employer’s liability limit of not less than $500,000 for bodily injury by accident or disease;

3.
Business auto liability covering ownership, maintenance or use of all owned, hired and non-owned autos used in connection with this Agreement with limits of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability, endorsed to include the other Party, its officers, directors and employees as additional insureds;

4.
Umbrella/excess liability with limits of not less than $50,000,000 per occurrence and annual aggregate in excess of the commercial general liability, business auto liability and employer’s liability including the other Party, its officers, directors and employees as additional insureds;

5.
solely with respect to CVS, professional or druggist liability coverage with limits of not less than $50,000,000 per occurrence, endorsed to include Target, its officers, directors and employees as additional insureds;

6.
“All Risk” property insurance covering not less than the full replacement cost of the property owned or leased by such Party at the Stores, with a waiver of subrogation in favor of the other Party; and

7.
Network/Cyber-Liability/E-Commerce insurance covering acts, errors, or omissions arising out of such Party’s obligations under this Agreement in an amount not less than $50,000,000 per occurrence and $100,000,000 annual

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.

aggregate. This provision shall only apply as long as coverage is commercially available at the designated limits.
Target shall provide that its insurance policies set forth above in paragraphs 1, 3, 4, and 6 shall be primary with respect to each Store (other than the portion occupied by any Pharmacy in each such Store), and with respect to such space, CVS’s insurance policies shall be excess and non-contributory. CVS shall provide that its insurance policies set forth above in paragraphs 1, 3, 4, and 6 shall be primary with respect to each Pharmacy Space, and with respect to such space, Target’s insurance policies shall be excess and noncontributory. For any “Claims Made” policy not renewed or replaced, the Party will purchase or obtain an extended reporting period or “tail” of not less than two (2) years. All policies, except the Network/Cyber-Liability/E-Commerce insurance, shall be “occurrence” form. Each Party shall endeavor to have the insurance policy carrier provide the other Party with prior written notice of cancellation or material change according to policy provisions. The insurance coverage required to be provided by either Party pursuant to this Agreement may not be construed as a limitation on such Party’s responsibility or liability or as a cap on Losses. Where a policy noted above shall be endorsed to include the other Party as an additional insured, the procuring Party shall deliver to the other Party a certificate of insurance on or prior to the Effective Date confirming such endorsement.

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Commission.